         364-DAY CREDIT AGREEMENT, dated as of May 5, 1999, among W. R. GRACE & CO.-CONN., a Connecticut corporation (the "Company"), W. R. GRACE & CO. (formerly named Grace Specialty Chemicals, Inc.), a Delaware corporation (the "Parent"), the several banks from time to time parties to this Agreement (the "Banks"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national bank, as documentation agent (in such capacity, the "Documentation Agent"), THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Banks hereunder (in such capacity, the "Administrative Agent") and CHASE SECURITIES INC., as book manager (in such capacity, the "Book Manager").

         The parties hereto hereby agree as follows:

         SECTION 1. DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "ABR Loans": Loans the rate of interest applicable to which is based upon the Alternate Base Rate.

         "Additional Bank": as defined in subsection 2.4(b).

         "Affiliate": as to any Person, (a) any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any Person who is a director, officer, shareholder or partner (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in the preceding clause (a). For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Aggregate Outstanding Bilateral Option Loans": at any time, (i) the aggregate outstanding principal amount of all Dollar Bilateral Loans and
    (ii) the aggregate Dollar Equivalents at such time with respect to all outstanding Alternative Currency Bilateral Loans.

         "Agreement": this 364-Day Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "Alternate Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New


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                                                                             2

    York City. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including, the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Alternative Currency": any currency other than Dollars which is freely transferable and convertible into Dollars.

         "Alternative Currency Bilateral Loan": a Loan made by a Bank to any Borrower in an Alternative Currency pursuant to Section 3.

         "Applicable Margin": for any day on which the long term senior unenhanced, unsecured debt of the Company is rated by both S&P and Moody's, the rate per annum under the caption "Margin" (a "Margin Rate") set forth below opposite the S&P and Moody's ratings applicable to such debt on such day (or, if such ratings are set opposite two different Margin Rates, then the Applicable Margin shall be the lower of said two Margin Rates):

         Margin           S&P                    Moody's
         ------           ---                    -------

          .750%         BB or lower            Ba2 or lower

          .675%         BB+                    Ba1

          .450%         BBB-                   Baa3

          .350%         BBB or higher          Baa2 or higher

    provided that if on any day (i) the long term senior unenhanced, unsecured debt of the Company is rated by only one of either S&P or Moody's, the Applicable Margin will be determined based on the rating by such rating agency, (ii) the long term senior unenhanced, unsecured debt of the Company is rated by neither S&P nor Moody's, the Applicable Margin will be determined based on the rating of such debt by Duff & Phelps,


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                                                                               3

    Fitch or another nationally recognized statistical rating organization agreed to by and among the Company, the Administrative Agent and the Majority Banks (each, a "Substitute Rating Agency") and will be the Margin Rate set forth above opposite the S&P and Moody's ratings comparable to such Substitute Rating Agency's rating of such debt on such date and (iii) the long term senior unenhanced, unsecured debt of the Company is rated by none of S&P, Moody's or any Substitute Rating Agency, the Company, the Administrative Agent and the Banks will negotiate in good faith to determine an alternative basis for calculating the Applicable Margin consistent with the table set forth above and, if agreement on such alternative basis is not reached within 30 days, the Applicable Margin will be calculated on an alternative basis determined by the Administrative Agent and the Banks in their reasonable discretion consistent with the table above, and until such alternative basis is determined the Applicable Margin will be the Applicable Margin last determined as provided in the table above; and provided, further, that (a) if on any day the aggregate Loan Outstandings of all of the Banks plus the Aggregate Outstanding Bilateral Option Loans is greater than 25% of the Commitments but less than or equal to 50% of the Commitments, the Applicable Margin in effect on each such day shall be increased by .125% or (b) if on any day the aggregate Loan Outstandings of all of the Banks plus the Aggregate Outstanding Bilateral Option Loans is greater than 50% of all of the Commitments, the Applicable Margin in effect on each such day shall be increased by .25%.

         "Available Commitment": as to any Bank at any time, an amount equal to the excess, if any, of (a) the amount of such Bank's Commitment over (b) the Loan Outstandings of such Bank at such time.

         "Bid Loan": each Bid Loan made pursuant to Section 4.

         "Bid Loan Banks": Banks which have outstanding Bid Loans or which are making Bid Loans.

         "Bid Loan Confirmation": each confirmation by the Borrower of its acceptance of Bid Loan Offers, which Bid Loan Confirmation shall be substantially in the form of Exhibit C.

         "Bid Loan Note": as defined in subsection 4.5(c); collectively, the "Bid Loan Notes".

         "Bid Loan Offer": each offer by a Bank to make Bid Loans pursuant to a Bid Loan Request, which Bid Loan Offer shall contain the information specified in Exhibit D.

         "Bid Loan Request": each request by a Borrower for Banks to submit bids to make Bid Loans at a fixed rate, which shall contain the information in respect of such requested Bid Loans specified in Exhibit E and shall be delivered to the Administrative Agent.

         "Bilateral Option Loan": a Loan made by a Bank to a Borrower pursuant to Section 3. Bilateral Option Loans may be either Dollar Bilateral Loans or Alternative Currency Bilateral Loans.

         "Bilateral Option Loan Report": as defined in subsection 3.2.

         "Board": The Board of Governors of the Federal Reserve System of the United States of America or any successor thereto.

         "Borrower": the Company and any Subsidiary of the Company with respect to which a Notice of Additional Borrower has been given and all conditions precedent to the effectiveness thereof have been satisfied.

         "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.3 and 4.2, as a date on which a Borrower requests the Banks to make Loans hereunder, or any date that a Bilateral Option Loan is made in accordance with subsection 3.1.

         "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

         "Capitalized Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required to be capitalized in accordance with GAAP.

         "Change of Control Date": (i) the first day on which the Company determines that any Person or group of related Persons has direct or indirect beneficial ownership of 30% or more of the outstanding capital stock of the Parent having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) for the election of a majority of the board of directors of the Parent or (ii) the first day on which any Person or group of related Persons shall acquire all or substantially all of the assets of the Parent.

         "Chase": The Chase Manhattan Bank.

         "Closing Date": the first date on which the conditions set forth in subsection 7.1 have been satisfied or waived.

         "Code": the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment": as to any Bank, the obligation of such Bank to make Revolving Credit Loans hereunder to the Borrowers in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name on Schedule I under the heading "Commitment".

         "Commitment Percentage": as to any Bank at any time, the percentage of the aggregate Commitments then constituted by such Bank's Commitment.

         "Commitment Period": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

         "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or is part of a group which includes the Company and which is treated as a single employer under subsection (b) or (c) of Section 414 of the Code.

         "Consolidated Debt": at a particular date, with respect to the Parent and its Subsidiaries, and without duplication, the sum of the amounts set forth on a consolidated balance sheet of the Parent and its Subsidiaries prepared as of such date in accordance with GAAP opposite the captions (1) "Long-term debt" (or the equivalent caption) and (2) "Short-term debt" (or the equivalent caption) but always to include all indebtedness for borrowed money of the Parent and its Subsidiaries in accordance with GAAP.

         "Consolidated Interest Expense": for any period, with respect to the Parent and its Subsidiaries, the sum of the amounts which, in conformity with GAAP, would be (i) set forth opposite the caption "Interest expense and related financing costs" (or the equivalent caption) and (ii) calculated as interest expense and included in the amount set forth opposite the caption "Income/(loss) from discontinued operations" (or the equivalent caption), each on the consolidated statement of operations of the Parent and its Subsidiaries for such period.

         "Consolidated Net Income": for any period, net income or loss of the Parent and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded from such net income or loss (a) the income of any Person in which any other Person (other than the Parent or any of its Subsidiaries or any director holding qualifying shares in compliance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Parent or any of its Subsidiaries by such Person during such period and (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Parent or any of its Subsidiaries or the date that Person's assets are acquired by the Parent or any of its Subsidiaries.

         "Continuing Banks": as defined in subsection 2.4(b).

         "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Default": any of the events specified in Section 10, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Dollar Bilateral Loan": a Bilateral Option Loan denominated in
    Dollars.

         "Dollar Equivalent": on any date of determination by the Administrative Agent pursuant to subsection 3.2(b) or 3.2(c), as applicable, in respect of any Alternative Currency Bilateral Loan the amount of Dollars obtained by converting the outstanding amount of currency of such Alterative Currency Bilateral Loan, as specified in the then most recent Bilateral Option Loan Report, into Dollars at the spot rate for the purchase of Dollars with such currency as quoted by the Administrative Agent at its principal foreign exchange trading operations office in New York City on such date.

         "Dollars" and "$": dollars in lawful currency of the United States of America.

         "Domestic Indebtedness": any Indebtedness of the Parent and any Domestic Subsidiary.

         "Domestic Subsidiary": any Subsidiary of the Parent other than a Foreign Subsidiary.

         "Duff & Phelps": Duff & Phelps, Inc.

         "EBIT": for any period, with respect to the Parent and its Subsidiaries, Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income for such period, the sum of (a) the aggregate amount of Consolidated Interest Expense for such period, (b) the aggregate amount of income tax expense for such period, (c) all extraordinary charges during such period, and (d) all other non-cash charges during such period, including, but not limited to, (1) asset disposals, (2) the implementation or modified application of financial accounting standards, and (3) other special transactions (including, but not limited to, charges relating to Restructuring Activities, asset impairment, discontinued operations and asbestos-related litigation, claims and reimbursements), and minus, without duplication and to the extent added to revenues in determining Consolidated Net Income for such period, the sum of (i) all extraordinary gains during such period and (ii) all other non-cash gains, including those listed in clause (d) above, during such period, all as determined on a consolidated basis in accordance with GAAP.

         "EBITDA": for any period, EBIT plus (i) all amounts which would be set forth opposite the caption "Depreciation and amortization" (or the equivalent caption) and (ii) any amount calculated as depreciation and amortization and included in the amount set forth opposite the caption "Income/(loss) from discontinued operations" (or the equivalent caption), each on the consolidated statement of operations of the Parent and its Subsidiaries prepared in accordance with GAAP for such period.

         "Environmental Laws": any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including without limitation, Hazardous Materials, as now or may at any time hereafter be in effect.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of any reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

         "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

         "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Chase is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

         "Eurodollar Tranche": the collective reference to Eurodollar Loans, the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

         "Event of Default": any of the events specified in Section 10, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Excluded Subsidiaries": GN Holdings, Inc., a Delaware corporation; CCHP, Inc., a Delaware corporation; Assignment America, Inc., a Delaware corporation; Cross Country Staffing, a Delaware general partnership, and each of their respective Subsidiaries.

         "Existing Termination Date": as defined in subsection 2.4(a).

         "FASB 5": Statement of Financial Accounting Standards No. 5, Accounting for Contingencies, of the Financial Accounting Standards Board, as the same may be from time to time supplemented, amended or interpreted by such Board.

         "Fitch": Fitch IBCA, Inc. and its successors and assigns.

         "Foreign Subsidiary": any Subsidiary of the Parent (i) that is organized under the laws of any jurisdiction other than any state (including the District of Columbia), territory or possession of the United States of America (a "foreign jurisdiction"), or (ii) more than 50 percent of the book value of the assets of which (as of the end of the most recent fiscal period for which financial statements are required to have been provided pursuant to subsection 8.1(a) or (b)) are located in one or more foreign jurisdictions, or (iii) more than 50 percent of the Net Sales and Revenues of which (for the most recent fiscal year for which financial statements are required to have been provided pursuant to subsection 8.1(a)) were from sales made and/or services provided in one or more foreign jurisdictions, or
    (iv) more than 50 percent of the book value of the assets of which (as of the end of the most recent fiscal period for which financial statements are required to have been provided pursuant to subsection 8.1(a) or (b)) consists of equity interests in and/or Indebtedness of one or more Subsidiaries that are "Foreign Subsidiaries" within clauses (i), (ii), (iii) or (iv) of this definition.

         "Foreign Subsidiary Indebtedness": any Indebtedness of any Foreign Subsidiary.

         "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

         "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Hazardous Materials": any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

         "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Capitalized Leases, and (c) without duplication, all "loss contingencies" of such Person of the types described in paragraph 12 of FASB 5, whether or not disclosed or required to be disclosed on the financial statements or footnotes thereto of such Person pursuant to GAAP.

         "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Insolvent": pertaining to a condition of Insolvency.

         "Interest Payment Date": (a) as to any ABR Loan, the fifteenth day of each March, June, September and December to occur while such Loan is outstanding and, if different, the Termination Date, and (b) as to any Eurodollar Loan having an Interest

    Period of three months or less, the last day of such Interest Period, and
    (c) as to any Eurodollar Loan having an Interest Period longer than three months, if any, as agreed by the Borrower of such Loan and the Banks.

         "Interest Period": with respect to any Eurodollar Loan:


               (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one or two weeks, or one, two, three or six months thereafter, or such other period as may be requested by the Borrower and agreed to by the Banks making such Loan, as selected by the Borrower of such Loan in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

               (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one or two weeks, or one, two, three or six months thereafter, or such other period as may be requested by the Borrower and agreed to by the Banks making such Loan, as selected by such Borrower by irrevocable notice to the Administrative Agent and the Banks which made such Eurodollar Loan not less than two Business Days prior to the last day of the then current Interest Period with respect thereto;

    provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (2) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

               (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

         "Lien": any mortgage, pledge, hypothecation, assignment as security, security deposit arrangement, encumbrance, lien (statutory or other), conditional sale or other title retention agreement or other similar arrangement.

         "Loan": any loan made by any Bank pursuant to this Agreement.

         "Loan Documents": this Agreement, the Notes and the Notices of Additional Borrower.

         "Loan Outstandings": as to any Bank at any time, the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Bank then outstanding, and (b) such Bank's Commitment Percentage multiplied by the aggregate principal amount of all Bid Loans then outstanding.

         "Loan Parties": the collective reference to the Company, the other Borrowers and the Parent.

         "Majority Banks": at any time, Banks the Commitment Percentages of which aggregate (or, if at such time all of the Commitments shall have been terminated, Banks the Commitment Percentages of which immediately prior to such termination aggregated) at least 51%.

         "Material Adverse Effect": a material adverse effect on (a) the business, operations, properties, or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole, (b) the ability of the Company, or any Borrower or any other Loan Party to perform their respective obligations hereunder and under the other Loan Documents to which such Person is a party, or (c) the validity or enforceability of the Loan Documents or the rights or remedies of the Administrative Agent or the Banks hereunder or thereunder.

         "Moody's": Moody's Investors Services, a division of Dun & Bradstreet Corporation, and its successors and assigns.

         "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Sales and Revenues": with respect to any Person for any period, all sales and operating revenues of such Person during such period computed in accordance with GAAP after deducting therefrom sales returns, discounts and allowances.

         "Notes": the collective reference to the Revolving Credit Notes and the Bid Loan Notes, if any.

         "Notice of Additional Borrower": as defined in subsection 13.15(a).

         "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any of the Loan Parties or any of the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and the Notes, if any, and all other obligations and liabilities of any of the Loan Parties or the Borrowers to the Administrative Agent or to the Banks, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, any other Loan Document and any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Banks that are required to be paid by the Loan Parties and/or the Borrowers pursuant to the terms of this Agreement) or any other obligation hereunder or thereunder.

         "Parent": W. R. Grace & Co. (formerly named Grace Specialty Chemicals, Inc.), a Delaware corporation.

         "Parent Guarantee": as defined in subsection 12.1.

         "Participant": as defined in subsection 13.6(b).

         "Payment Sharing Notice": a written notice from the Company or any Bank informing the Administrative Agent that an Event of Default has occurred and is continuing and directing the Administrative Agent to allocate payments thereafter received from the Borrower in accordance with subsection 5.9(c).

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
    Section 3(5) of ERISA.

         "Prepayment Date": as defined in subsection 5.3(b).

         "Principal Subsidiary": (a) any Borrower and (b) any other Subsidiary if it shall have Total Assets at the end of the most recent fiscal year for which financial statements are required to have been furnished pursuant to subsection 8.1(a) in excess of $75,000,000 or have had during such year Net Sales and Revenues in excess of $75,000,000.

         "Purchasing Banks": as defined in subsection 13.6(c).

         "Register": as defined in subsection 13.6(d).

         "Regulation U": Regulation U of the Board.

         "Regulation X": Regulation X of the Board.

         "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice requirement is waived under PBGC Reg. ss. 4043.

         "Requested Bank": as defined in subsection 3.1(a).

         "Requested Termination Date": as defined in subsection 2.4(a).

         "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer": the chief executive officer, the president, the chief financial officer or the treasurer, assistant treasurer or controller of, respectively, the Parent and the Company.

         "Restructuring Activities": all reductions in carrying value of assets or investments and provisions for the termination and/or relocation of operations and employees.

         "Revolving Credit Loans": as defined in subsection 2.1(a).

         "Revolving Credit Notes": as defined in subsection 2.2.

         "SEC": the Securities and Exchange Commission, and any successor or analogous federal Governmental Authority.

         "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "S&P": Standard & Poor's Ratings Services, and its successors and assigns.

         "Subsidiary": as to any Person, a corporation, partnership or other entity which is required to be consolidated with such Person in accordance with GAAP; provided, that any such corporation, partnership or other entity which is controlled by a receiver or trustee under any bankruptcy, insolvency or similar law shall continue to be a

    "Subsidiary" of such Person for purposes of this Agreement. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent.

         "Substitute Rating Agency": as defined in the definition of "Applicable Margin".

         "Terminating Banks": as defined in subsection 2.4(b).

         "Termination Date": May 3, 2000 or such later date to which the Termination Date may be extended pursuant to subsection 2.4.

         "Total Assets": with respect to any Person at any time, the total of all assets appearing on the asset side of the balance sheet of such Person prepared in accordance with GAAP as of such time.

         "Transferee": as defined in subsection 13.6(f).

         "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

         1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, if any, or any certificate or other document made or delivered pursuant hereto.

         (b) As used herein and in the Notes, if any, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Parent and its Subsidiaries not defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement, unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

         2.1 Commitments. (a) Subject to the terms and conditions hereof, each Bank severally agrees to make revolving credit loans ("Revolving Credit Loans") to any Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Bank's Commitment, provided that no Bank shall make any Revolving Credit Loan if, after giving effect to such Loan, the aggregate Loan

Outstandings of all of the Banks plus the Aggregate Outstanding Bilateral Option Loans would exceed the aggregate Commitments.

         (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower thereof and notified to the Administrative Agent in accordance with subsections 2.3 and 5.5, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan maturing after the Termination Date.

         2.2 Obligations of Borrowers; Revolving Credit Notes. (a) Each Borrower agrees that each Revolving Credit Loan made by each Bank to such Borrower pursuant hereto shall constitute the promise and obligation of such Borrower to pay to the Administrative Agent, on behalf of such Bank, at the office of the Administrative Agent specified in subsection 13.2, in lawful money of the United States of America and in immediately available funds the aggregate unpaid principal amount of all Revolving Credit Loans made by such Bank to such Borrower pursuant to subsection 2.1, which amounts shall be due and payable (whether at maturity or by acceleration) as set forth in this Agreement and, in any event, on the Termination Date.

         (b) Each Borrower agrees that each Bank and the Administrative Agent are authorized to record (i) the date, amount and Type of each Revolving Credit Loan made by such Bank to such Borrower pursuant to subsection 2.1, (ii) the date of each continuation thereof pursuant to subsection 5.5(b), (iii) the date of each conversion of all or a portion thereof to another Type pursuant to subsection 5.5(a), (iv) the date and amount of each payment or prepayment of principal of each such Revolving Credit Loan and (v) in the case of each such Revolving Credit Loan which is a Eurodollar Loan, the length of each Interest Period and the Eurodollar Rate with respect thereto, in the books and records of such Bank or the Administrative Agent, as the case may be, and in such manner as is reasonable and customary for such Bank or the Administrative Agent, as the case may be, and a certificate of an officer of such Bank or the Administrative Agent, as the case may be, setting forth in reasonable detail the information so recorded, shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure to make any such recording shall not in any way affect the obligations of such Borrower hereunder.

         (c) Each Borrower agrees that, upon the request to the Administrative Agent by any Bank at any time, the Revolving Credit Loans made by such Bank to such Borrower shall be evidenced by a promissory note of such Borrower, substantially in the form of Exhibit A with appropriate insertions as to Borrower, payee, date and principal amount (a "Revolving Credit Note"), payable to the order of such Bank and in a principal amount equal to the lesser of (a) the amount of the initial Commitment of such Bank and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Bank to such Borrower. Upon the request to the Administrative Agent by any such Bank at any time, such Borrower shall execute and deliver to such Bank a Revolving Credit Note conforming to the requirements hereof and executed by a duly authorized officer of such Borrower. Each Bank is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Bank to such Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period and the Eurodollar Rate with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure to make any such recording shall not in any way affect the obligations of such Borrower hereunder or thereunder. Each Revolving Credit Note shall (x) be dated the Closing Date,
(y) be stated to mature on the Termination Date and (z) provide for the payment of interest in accordance with subsection 5.1.

         2.3 Procedure for Revolving Credit Borrowing. Any Borrower may borrow under the Commitments from all Banks during the Commitment Period on any Business Day, provided that such Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent
(a) prior to 4:00 P.M., New York City time, three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (b) prior to 10:00 A.M., New York City time, on the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and
(iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Commitments shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, in the case of ABR Loans, if the amount of the Available Commitments minus the Aggregate Outstanding Bilateral Option Loans is less than $5,000,000, such lesser amount). Upon receipt of such notice from such Borrower, the Administrative Agent shall promptly notify each Bank thereof. Each Bank will make the amount of its pro rata share of each such borrowing available to the Borrower at the office of the Administrative Agent specified in subsection 13.2 prior to 12:00 noon, New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to such Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Banks and in like funds as received by the Administrative Agent.

         2.4 Extension of Termination Date. (a) The Company may request, in a notice given as herein provided to the Administrative Agent and each of the Banks not less than 45 days and not more than 60 days prior to the Termination Date then in effect ("Existing Termination Date"), that the Termination Date be extended, which notice shall specify a date (which shall be the Existing Termination Date) as of which the requested extension is to be effective (the "Effective Date"), and the new Termination Date to be in effect following such extension (the "Requested Termination Date"), which date shall be no more than 364 days after the effectiveness of such extension (with the Effective Date being counted as the first day). Each Bank shall, not later than a date 30 days prior to the Effective Date, notify the Company and the Administrative Agent of its election to extend or not to extend the Termination Date with respect to its Commitment. Notwithstanding any provision of this Agreement to the contrary, any notice by any Bank of its willingness to extend the Termination Date with respect to its Commitment shall be revocable by such Bank in its sole and absolute discretion at any time more than 30 days prior to the Effective Date. Any Bank which shall not timely notify the Company and the

Administrative Agent of its election to extend the Termination Date shall be deemed to have elected not to extend the Termination Date with respect to its Commitment.

         (b) If any one or more Banks shall timely notify the Company and the Administrative Agent pursuant to paragraph (a) of this subsection 2.4 of their election not to extend their Commitments or shall be deemed to have elected not to extend their Commitments, (such Banks being called "Terminating Banks"), then the Company may (i) designate from the Banks other than Terminating Banks (the "Continuing Banks") one or more such Continuing Banks to increase their Commitments, which Continuing Banks shall have given notice to the Company and the Administrative Agent of their willingness to so increase their Commitments,
(ii) with notice to the Administrative Agent, designate one or more other banking institutions willing to extend Commitments until the Requested Termination Date (any such banking institution, an "Additional Bank"), or (iii) any combination thereof, the aggregate amount of the increases of such Continuing Banks' Commitments and the amount of such Additional Banks' Commitments not to exceed the aggregate of the Commitments of the Terminating Banks. Any such increase in the Commitment of a Continuing Bank shall be evidenced by a written instrument executed by such Continuing Bank, the Company and the Administrative Agent, and shall take effect on the Existing Termination Date. Any Additional Bank shall, on the Existing Termination Date, execute and deliver to the Company and the Administrative Agent a "Commitment Transfer Supplement", satisfactory to the Company and the Administrative Agent, setting forth the amount of such Additional Bank's Commitment and containing its agreement to become, and to perform all the obligations of, a Bank hereunder, and the Commitment of such Additional Bank shall become effective on the Existing Termination Date.

         (c) The Company and each other Borrower, if any, shall deliver to each Continuing Bank and each Additional Bank which shall have requested Revolving Credit Notes pursuant to subsection 2.2(c), on the Existing Termination Date in exchange for each Revolving Credit Note, if any, of each of the Borrowers held by such Bank, new Revolving Credit Notes, maturing on the Requested Termination Date, in the principal amount of such Bank's Commitment after giving effect to the adjustments made pursuant to this subsection 2.4.

         (d) If some of or all the Banks shall have elected to extend their Commitments as provided in this subsection 2.4, then (i) the Commitments of the Continuing Banks and any Additional Banks shall continue until the Requested Termination Date specified in the notice from the Company, and as to such Banks the term "Termination Date", as used herein shall on and after the Effective Date mean such Requested Termination Date; (ii) the Commitments of the Terminating Banks shall continue until the Termination Date in effect prior to such extension, and shall then terminate, and as to the Terminating Banks, the term "Termination Date", as used herein, shall continue to mean such Existing Termination Date; and (iii) from and after the Termination Date in effect prior to such extension, the term "Banks" shall be deemed to include the Additional Banks.

         SECTION 3. BILATERAL OPTION LOANS

         3.1 Requests for Offers. (a) From time to time during the period from the Closing Date until the Termination Date, any Borrower may request any or all of the Banks (each such Bank to which such a request is made, a "Requested Bank") to make offers to make Bilateral Option Loans, provided that immediately after making any such Bilateral Option Loan, the aggregate Loan Outstandings of all the Banks plus the Aggregate Outstanding Bilateral Option Loans will not exceed the aggregate Commitments. Any such request shall specify the principal amount and maturity date of the Bilateral Option Loans for which such Borrower is requesting offers, whether such Bilateral Option Loans are requested to be Dollar Bilateral Loans or Alternative Currency Bilateral Loans, the time by which offers to make such Bilateral Option Loans must be made by such Requested Bank and by which such offers shall be accepted or rejected by such Borrower, and if all or any part of the requested Bilateral Option Loans are requested to be made as Alternative Currency Bilateral Loans, the Alternative Currency to be applicable thereto. Each Requested Bank may, but shall have no obligation to, make such offers on such terms and conditions as are satisfactory to such Requested Bank, and such Borrower may, but shall have no obligation to, accept any such offers. No Bilateral Option Loan may mature after the Termination Date.

         (b) Each Borrower and Requested Bank shall separately agree as to the procedures, documentation, lending office and other matters relating to any Bilateral Option Loan.

         3.2 Reports to Administrative Agent; Determination of Dollar Equivalents. (a) The Borrower shall deliver to the Administrative Agent a report in respect of each Bilateral Option Loan (a "Bilateral Option Loan Report") by 2:00 P.M. (New York City time) on the date on which the applicable Borrower accepts any Bilateral Option Loan, on the date on which any principal amount thereof is repaid prior to the scheduled maturity date, or on the scheduled maturity date if payment thereof is not made on such scheduled maturity date, specifying for such Bilateral Option Loan the date on which such Bilateral Option Loan was or will be made, such amount of principal is or will be repaid or such payment was not made as the case may be; in the case of Alternative Currency Bilateral Loans, the Alternative Currency thereof; and the principal amount of such Bilateral Option Loan or principal prepayment or repayment or the amount paid (in the case of any Alternative Currency Bilateral Loan, expressed in the Alternative Currency therefor).

         (b) Upon receipt of a Bilateral Option Loan Report with respect to the acceptance of a Bilateral Option Loan, the Administrative Agent shall determine the Dollar Equivalent thereof.

         (c) If on any Borrowing Date on which after giving effect to the Loans made on such date, the sum of the aggregate Loan Outstandings of all the Banks plus the Aggregate Outstanding Bilateral Option Loans exceeds 85% of the aggregate Commitments, then the Administrative Agent shall redetermine as of such Borrowing Date, on the basis of the most recently delivered Bilateral Option Loan Report for each Bilateral Option Loan, the Dollar

Equivalent of each Alternative Currency Bilateral Loan then outstanding. In addition, for so long as the condition specified in the preceding sentence remains in effect, the Administrative Agent shall determine, at the end of each fiscal quarter of the Company, on the basis of the most recently delivered Bilateral Option Loan Report for each Bilateral Option Loan, the Dollar Equivalent of each Alternative Currency Bilateral Loan then outstanding.

         (d) The Administrative Agent shall promptly notify the Company of each Dollar Equivalent under this subsection 3.2.

         3.3 Judgment Currency. If for the purpose of obtaining judgment in any court, it is necessary to convert a sum due from any Borrower hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's New York office on the Business Day preceding that on which final judgment is given. The obligations of each Borrower in respect of any sum due to any Bank or the Administrative Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Bank or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Bank or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to such Bank or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Administrative Agent, as the case may be, against such difference, and if the amount of the specified currency so purchased exceeds:

         (a) the sum originally due to any Bank or the Administrative Agent, as the case may be, and

         (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under subsection 13.7,

such Bank or the Administrative Agent, as the case may be, agrees to remit such excess to the applicable Borrower.

         3.4 Repayments. Each Borrower shall repay to each Bank which has made a Bilateral Option Loan on the maturity date of each Bilateral Option Loan (such maturity date being that specified in the documentation referred to in subsection 3.1(a)) the then unpaid principal amount of such Bilateral Option Loan.

         SECTION 4. BID LOANS

         4.1 The Bid Loans. Any Borrower may borrow Bid Loans from time to time on any Business Day during the period from the Closing Date until the Termination Date, in the manner set forth in this Section 4 and in amounts such that the aggregate Loan Outstandings of all the Banks at any time plus the Aggregate Outstanding Bilateral Option Loans at such time will not exceed the aggregate Commitments at such time, and provided, further, that no such Bid Loan shall be made if, after giving effect thereto, any Bid Loans would mature after the Termination Date.

         4.2 Procedure for Bid Loans. (a) A Borrower shall request Bid Loans by delivering a Bid Loan Request to the Administrative Agent, in writing, by facsimile transmission, or by telephone, confirmed by facsimile transmission, not later than 1:00 P.M. (New York City time) one Business Day prior to the proposed Borrowing Date. Each Bid Loan Request may solicit bids for Bid Loans in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and for not more than three alternative maturity dates for such Bid Loans. The Administrative Agent shall promptly notify each Bank by facsimile transmission of the contents of each Bid Loan Request received by it.

         (b) Upon receipt of notice from the Administrative Agent of the contents of a Bid Loan Request, any Bank that elects, in its sole discretion, to do so, shall irrevocably offer to make one or more Bid Loans at a rate of interest determined by such Bank in its sole discretion for each such Bid Loan. Any such irrevocable offer shall be made by delivering a Bid Loan Offer to the Administrative Agent, by telephone, immediately confirmed by facsimile transmission, before 9:30 A.M. (New York City time) on the proposed Borrowing Date, setting forth the maximum amount of Bid Loans for each maturity date, and the aggregate maximum amount for all maturity dates, which such Bank would be willing to make (which amounts may, subject to subsection 4.1, exceed such Bank's Commitments) and the rate of interest at which such Bank is willing to make each such Bid Loan; the Administrative Agent shall advise the Borrower before 10:00 A.M. (New York City time) on the proposed Borrowing Date of the contents of each such Bid Loan Offer received by it. If the Administrative Agent in its capacity as a Bank shall, in its sole discretion, elect to make any such offer, it shall advise the Borrower of the contents of its Bid Loan Offer before 9:15 A.M. (New York City time) on the proposed Borrowing Date.

         (c) The Borrower shall before 10:30 A.M. (New York City time) on the proposed Borrowing Date, in its absolute discretion, either:

               (i)cancel such Bid Loan Request by giving the Administrative Agent telephone notice to that effect, and the Administrative Agent shall give prompt telephone notice thereof to the Banks and the Bid Loans requested thereby shall not be made; or

               (ii)accept one or more of the offers made by any Bank or Banks by giving telephone notice to the Administrative Agent (confirmed as soon as practicable thereafter by delivery to the Administrative Agent of a Bid

         Loan Confirmation in writing or by facsimile transmission) of the amount of Bid Loans for each relevant maturity date to be made by each Bank (which amount for each such maturity date shall be equal to or less than the maximum amount for such maturity date specified in the Bid Loan Offer of such Bid Loan Bank, and for all maturity dates included in such Bid Loan Offer shall be equal to or less than the aggregate maximum amount specified in such Bid Loan Offer for all such maturity dates) and reject any remaining offers made by Banks; provided, however, that (x) the Borrower may not accept offers for Bid Loans for any maturity date in an aggregate principal amount in excess of the maximum principal amount requested in the related Bid Loan Request, (y) if the Borrower accepts any of such offers, it must accept offers strictly based upon pricing for such relevant maturity date and no other criteria whatsoever and (z) if two or more Banks submit offers for any maturity date at identical pricing and the Borrower accepts any of such offers but does not wish to (or by reason of the limitations set forth in subsection 4.1 or in clause (x) of this proviso, cannot) borrow the total amount offered by such Banks with such identical pricing, the Borrower shall accept offers from all of such Banks in amounts allocated among them pro rata according to the amounts offered by such Banks.

         (d) If the Borrower accepts pursuant to clause (c) (ii) above one or more of the offers made by any Bid Loan Bank or Bid Loan Banks, the Administrative Agent shall notify before 11:00 A.M. (New York City time) each Bid Loan Bank which has made such an offer, of the aggregate amount of such Bid Loans to be made on such Borrowing Date for each maturity date and of the acceptance or rejection of any offers to make such Bid Loans made by such Bid Loan Bank. Each Bid Loan Bank which is to make a Bid Loan shall, before 12:00 Noon (New York City time) on the Borrowing Date specified in the Bid Loan Request applicable thereto, make available to the Administrative Agent at its office set forth in subsection 13.2 the amount of Bid Loans to be made by such Bid Loan Bank, in immediately available funds. The Administrative Agent will make such funds available to the Borrower at or before 2:00 P.M. (New York City time) on such date at the Administrative Agent's aforesaid address. As soon as practicable after each Borrowing Date, the Administrative Agent shall notify each Bank of the aggregate amount of Bid Loans advanced on such Borrowing Date and the respective maturity dates thereof.

         4.3 Repayments. Each Borrower shall repay to the Administrative Agent for the account of each Bid Loan Bank which has made a Bid Loan on the maturity date of each Bid Loan (such maturity date being that specified by the Borrower for repayment of such Bid Loan in the related Bid Loan Request) the then unpaid principal amount of such Bid Loan. The Borrowers shall not have the right to prepay any principal amount of any Bid Loan without the prior written consent of the Bid Loan Bank which made such Bid Loan.

         4.4 Interest on Bid Loans. Each Borrower which shall have borrowed a Bid Loan shall pay interest on the unpaid principal amount of such Bid Loan from the Borrowing Date to the stated maturity date thereof, at the rate of interest determined pursuant to subsection 4.2 above (calculated on the basis of a 360 day year for actual days elapsed), payable on the interest payment date or dates specified by such Borrower for such Bid Loan in the related Bid Loan Request. If all or a portion of the principal amount of any Bid Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount shall, without limiting any rights of any Bank under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 2% above the rate which would otherwise be applicable to such Bid Loan until the scheduled maturity date with respect thereto, and for each day thereafter at a rate per annum which is 2% above the Alternate Base Rate until paid in full (as well after as before judgment).

         4.5 Obligations of Borrowers; Bid Loan Notes. (a) Each Borrower agrees that each Bid Loan made by each Bid Loan Bank to such Borrower pursuant hereto shall constitute the promise and obligation of such Borrower to pay to the Administrative Agent, on behalf of such Bid Loan Bank, at the office of the Administrative Agent specified in subsection 13.2, in lawful money of the United States of America and in immediately available funds the aggregate unpaid principal amount of each Bid Loan made by such Bid Loan Bank to such Borrower pursuant to subsection 4.2, which amounts shall be due and payable (whether at maturity or by acceleration) as set forth in the Bid Loan Request related to such Bid Loan and in this Agreement.

         (b) Each Borrower agrees that each Bid Loan Bank and the Administrative Agent are authorized to record (i) the date and amount of each Bid Loan made by such Bid Loan Bank to such Borrower pursuant to subsection 4.2, and (ii) the date and amount of each payment or prepayment of principal of each such Bid Loan, in the books and records of such Bid Loan Bank or the Administrative Agent, as the case may be, and in such manner as is reasonable and customary for such Bank or the Administrative Agent, as the case may be, and a certificate of an officer of such Bid Loan Bank or the Administrative Agent, as the case may be, setting forth in reasonable detail the information so recorded, shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure to make any such recording shall not in any way affect the obligations of such Borrower hereunder.

         (c) Each Borrower agrees that, upon the request to the Administrative Agent by any Bid Loan Bank at any time, the Bid Loans made by such Bid Loan Bank to any Borrower shall be evidenced by a promissory note of such Borrower, substantially in the form of Exhibit B with appropriate insertions (a "Bid Loan Note"), payable to the order of such Bid Loan Bank and representing the obligation of such Borrower to pay the unpaid principal amount of all Bid Loans made by such Bid Loan Bank, with interest on the unpaid principal amount from time to time outstanding of each Bid Loan evidenced thereby as prescribed in subsection 4.4. Upon the request to the Administrative Agent by any such Bid Loan Bank at any time, such Borrower shall execute and deliver to such Bid Loan Bank a Bid Loan Note conforming to the requirements hereof and executed by a duly authorized officer of such Borrower. Each Bid Loan Bank is hereby authorized to record the date and amount of each Bid Loan made by such Bank, the maturity date thereof, the date and amount of each payment of principal thereof and the interest rate with respect thereto on the schedule annexed to and constituting part of its Bid Loan Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation shall not affect the obligations of such Borrower hereunder or under any Bid Loan Note. Each Bid Loan Note shall be dated the Closing Date and each Bid Loan evidenced thereby shall bear interest for the period from and including the Borrowing Date thereof on the unpaid principal amount thereof from time to time outstanding at the applicable rate per annum determined as provided in, and such interest shall be payable as specified in, subsection 4.4.

         SECTION 5. LOAN FACILITY COMMON PROVISIONS

         5.1 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Applicable Margin plus the Eurodollar Rate determined for such Interest Period.

         (b) Each ABR Loan shall bear interest at a fluctuating rate per annum equal to the Alternate Base Rate.

         (c) Except as otherwise provided in subsection 4.4, if all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is
(x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

         (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable on demand.

         (e) Subject to the limitations set forth herein, each Borrower may use the Loans by borrowing, prepaying and reborrowing the Loans, all in accordance with the terms and conditions hereof.

         5.2 Facility Fee, etc. (a) The Company agrees to pay to the Administrative Agent for the account of each Bank a facility fee for the period from and including the date hereof to the Termination Date, computed at the rate per annum determined as set forth in paragraph (b) of this subsection on the average daily amount of the Commitment of such Bank during the period for which payment is made, payable quarterly in arrears on the fifteenth day of each March, June, September and December and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

         (b) The rate per annum at which such facility fee under paragraph (a) above shall be computed (the "Applicable Facility Fee Rate"), for any day on which the long term senior unenhanced, unsecured debt of the Company is rated by both S&P and Moody's, shall be the rate per annum under the caption "Facility Fee Rate" (a "Facility Fee Rate") set forth below opposite the S&P and Moody's ratings applicable to such debt on such day (or, if such ratings are set opposite two different rates under said caption, then the Applicable Facility Fee Rate shall be the lower of said two Facility Fee Rates):

         Facility Fee
         Rate                S&P                        Moody's
         ----                ---                        -------

         0.2500%             BB or lower              Ba2 or lower

         0.2000%             BB+                      Ba1

         0.1750%             BBB-                     Baa3

         0.1500%             BBB or higher            Baa2 or higher

provided that if on any day the long term senior unenhanced, unsecured debt of the Company is rated by only one of S&P or Moody's, such rate will be determined based on the rating by such rating agency, and provided, further, that if on any day the long term senior unenhanced, unsecured debt of the Company is rated by neither S&P nor Moody's, the Applicable Facility Fee Rate will be determined based on the rating of such debt by a Substitute Rating Agency and will be the Facility Fee Rate set forth above opposite the S&P and Moody's ratings comparable to the Substitute Rating Agency's rating of such debt on such date, and provided, further, that if on any day the long term senior unenhanced, unsecured debt of the Company is rated by none of S&P, Moody's or any Substitute Rating Agency, the Company, the Administrative Agent and the Banks will negotiate in good faith to determine an alternative basis for calculating such rate consistent with the table set forth above and, if agreement on such alternative basis is not reached with 30 days, such rate will be calculated on an alternative basis determined by the Administrative Agent and the Banks in their reasonable discretion consistent with the table above, and until such alternative basis is determined such rate will be the rate last determined as provided in the table above.

         (c) The Company agrees to pay to the Administrative Agent, for the account of Administrative Agent, the Banks and the Book Manager, the fees in the amounts and on the dates previously agreed to in writing by the Company, the Administrative Agent, the Banks and the Book Manager.

         5.3 Termination or Reduction of Commitments; Change of Control Date.
(a) The Company shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments, provided that no such termination or reduction shall be permitted to the extent that, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the sum of the aggregate Loan Outstandings of all the Banks, plus the Aggregate Outstanding Bilateral Option Loans would exceed the Commitments then in effect. Any such partial reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Commitments then in effect.

         (b) (i) In the event that a Change of Control Date shall occur, (A) the Company shall, within 10 days after such Change of Control Date, give each Bank notice thereof in writing describing in reasonable detail the facts and circumstances giving rise thereto, and (B) such Bank, by written notice given to the Company not later than 30 days after the Change of Control Date, may declare the Commitments of such Bank to be terminated in full or reduced as of the date of (or as of a later date specified in) such notice to the Company, and may require that the Borrowers prepay as provided in this subsection 5.3 any Loans payable to such Bank and outstanding on such date to the extent the principal amount thereof exceeds such Bank's Commitment, if any, remaining after such termination or reduction. To the extent such Bank so requires, the Borrowers shall prepay such Loans on the 75th day after the date of the Company's notice or, in the event such 75th day is not a Business Day, the Business Day next succeeding such 75th day ("Prepayment Date").



         (ii) On the Prepayment Date, the Borrowers shall prepay the unpaid principal amount of the Loans payable to such Bank, without premium or penalty, together with accrued interest on the amount prepaid to the Prepayment Date.

         (iii) Subsections 5.9(a), (b) and (c) shall not apply to prepayments under this subsection 5.3(b).

         (iv)Paragraph (a) of this subsection 5.3 hereof shall not apply to any Commitment reductions pursuant to this paragraph (b).

         (v)In the event that a Change of Control Date shall occur, the Company shall not thereafter, without the prior written consent of the Majority Banks, borrow any additional Loan (other than a Bilateral Option Loan) in order to make, directly or indirectly, any payment or prepayment on any Indebtedness subordinated as to the payment of principal and interest or on liquidation to the prior payment of any of the Obligations.

         5.4 Prepayments. (a) Any Borrower may at any time and from time to time upon at least four Business Days' irrevocable notice to the Administrative Agent, in the case of Eurodollar Loans, or upon at least one Business Day's irrevocable notice to the Administrative Agent, in the case of ABR Loans, prepay the Loans (other than Bid Loans), in whole or in part, without premium or penalty (subject to subsection 5.13), specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Bank thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

         (b) If at any time, the Administrative Agent shall determine (which determination shall be conclusive in the absence of manifest error) that the sum of the aggregate Loan Outstandings of all the Banks plus the Aggregate Outstanding Bilateral Option Loans exceeds the aggregate Commitments, the Borrowers shall immediately prepay the Loans in an aggregate principal amount equal to such excess.

         5.5 Conversion and Continuation Options. (a) Any Borrower may elect at any time and from time to time (subject to subsection 5.13) to convert its Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election. Any Borrower may elect at any time and from time to time to convert its ABR Loans to Eurodollar Loans by giving the Administrative Agent irrevocable notice of such election (which notice must be received by the Administrative Agent prior to 4:00 P.M., New York City time, three Business Days prior to the requested conversion date). Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Bank thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Banks have determined that such a conversion is not appropriate, and (ii) any such conversion may only be made if, after giving effect thereto, subsection 5.6 shall not have been contravened.

         (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower thereof giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Banks have determined that such a continuation is not appropriate, or (ii) if, after giving effect thereto, subsection 5.6 would be contravened and provided, further, that if any Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

         5.6 Minimum Amounts of Eurodollar Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

         5.7 Computation of Interest and Fees. (a) Interest on ABR Loans and facility fees shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Interest on Eurodollar Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrowers and the Banks of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate is announced. The Administrative Agent shall as soon as practicable notify the Borrowers and the Banks of the effective date and the amount of each such change in interest rate.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Banks in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing in reasonable detail the quotations and calculations used by the Administrative Agent in determining any interest rate pursuant to subsections
5.1 and 5.7(a).

         5.8 Inability to Determine Interest Rate. In the event that prior to the first day of any Interest Period:

               (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

               (b) the Administrative Agent shall have received notice from the Majority Banks that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Banks (as conclusively certified by such Banks) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Banks as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall any Borrower have the right to convert Loans to Eurodollar Loans.

         5.9 Pro Rata Treatment and Payments. (a) Each borrowing by any Borrower of Revolving Credit Loans from the Banks hereunder, each payment by the Company on account of any facility fee hereunder, and any reduction of the Commitments of the Banks shall be made pro rata according to the respective Commitment Percentages of the Banks.

         (b) Whenever any payment received by the Administrative Agent or any Bank under this Agreement or any Note is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Banks under this Agreement and the Notes, and the Administrative Agent has not received a Payment Sharing Notice (or if the Administrative Agent has received a Payment Sharing Notice but the Event of Default specified in such Payment Sharing Notice has been cured or waived), such payment shall be distributed and applied by the

Administrative Agent and the Banks in the following order: first, to the payment of fees and expenses due and payable to the Administrative Agent in its capacity as Administrative Agent under and in connection with this Agreement; second, to the payment of all expenses due and payable under subsection 13.5, ratably among the Banks in accordance with the aggregate amount of such payments owed to each such Bank; third, to the payment of fees due and payable under subsections 5.2(a) and (b), ratably among the Banks in accordance with their Commitment Percentages; fourth, to the payment of interest then due and payable on the Loans, ratably among the Banks in accordance with the aggregate amount of interest owed to each such Bank; and fifth, to the payment of the principal amount of the Loans which is then due and payable, ratably among the Banks in accordance with the aggregate principal amount owed to each such Bank.

         (c) After the Administrative Agent has received a Payment Sharing Notice which remains in effect, all payments received by the Administrative Agent under this Agreement or any Note shall be distributed and applied by the Administrative Agent and the Banks in the following order: first, to the payment of all amounts described in clauses first through third of the foregoing paragraph (b), in the order set forth therein; and second, to the payment of the interest accrued on and the principal amount of all of the Loans, regardless of whether any such amount is then due and payable, ratably among the Banks in accordance with the aggregate accrued interest plus the aggregate principal amount owed to such Bank.

         (d) All payments (including prepayments) to be made by any Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 3:00 P.M., New York City time, on the due date thereof (i) in the case of fees and Loans other than Bilateral Option Loans, to the Administrative Agent, for the account of the Banks, at the Administrative Agent's office specified in subsection 13.2, and (ii) in the case of Bilateral Option Loans made by any Bank, to such Bank, at the Bank's office specified in Schedule I (or, with respect to Alternative Currency Bilateral Loans, if different, at such other office of the Bank that it shall designate), in each case in Dollars (or, with respect to Alternative Currency Bilateral Loans, in the relevant Alternative Currency) and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day (unless, with respect to any payment on a Eurodollar Loan, the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day), and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         (e) Unless the Administrative Agent shall have been notified in writing by the Bank prior to a Borrowing Date that such Bank will not make the amount of any Loan it has committed to make on such date available to the Administrative Agent, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Borrowing Date, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal

Funds Effective Rate during such period, times (ii) the amount of the Loan such Bank was committed to make, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Bank's Loan shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Bank's Commitment Percentage of such borrowing is not in fact made available to the Administrative Agent by such Bank within three Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from such Borrower.

         5.10 Illegality. Notwithstanding any other provision herein, if any change after the date hereof in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Bank hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Bank's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower of such Loan shall pay to such Bank such amounts, if any, as may be required pursuant to subsection 5.13.

         5.11 Requirements of Law. (a) In the event that any change after the date hereof in any Requirement of Law or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i)shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Bank in respect thereof (except for taxes covered by subsection 5.12 and changes in taxes based upon or measured by income of such Bank);

               (ii)shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

               (iii)shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank, by an amount which such Bank deems in its reasonable judgment to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Company shall promptly pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such increased cost or reduced amount receivable. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Company, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection setting forth the calculation thereof in reasonable detail (as determined by such Bank in its reasonable discretion) submitted by such Bank, through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

         (b) In the event that any Bank shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, after submission by such Bank to the Company (with a copy to the Administrative Agent) of a written request therefor, the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. A certificate as to any additional amount payable pursuant to this subsection setting forth the calculation thereof in reasonable detail (as determined by such Bank in its reasonable discretion) through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error.

         (c) Upon request by any Bank, through the Administrative Agent, from time to time, the Borrowers shall pay the cost of all Eurocurrency Reserve Requirements applicable to the Eurodollar Loans made by such Bank. If a Bank is or becomes entitled to receive payments in respect of Eurocurrency Reserve Requirements, pursuant to this subsection 5.11(c), it shall promptly notify the Borrowers thereof through the Administrative Agent. A certificate as to the amount of such Eurocurrency Reserve Requirements setting forth the calculation thereof in reasonable detail (as determined by such Bank in its reasonable discretion) submitted by such Bank, through the Administrative Agent, to the Borrowers shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         5.12 Taxes. (a) All payments made by any Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Administrative Agent and each Bank, net income taxes and franchise taxes (imposed in lieu of net income taxes) that would not have been imposed on the Administrative Agent or such Bank, as the case may be, in the absence of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Administrative Agent or such Bank (other than a connection arising solely from the Administrative Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Notes) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Bank hereunder or under any Notes, the amounts so payable to the Administrative Agent or such Bank shall be increased to the extent necessary to yield to the Administrative Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by any Borrower in respect of any payment made hereunder, as promptly as possible thereafter any Borrower shall send to the Administrative Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If such Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Bank as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

         (b) Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Company and the Administrative Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Bank also agrees to deliver to the Company and the Administrative Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Company or the Administrative Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Company and the Administrative Agent. Such Bank shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

         5.13 Indemnity. Each Borrower agrees to indemnify each Bank and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (a) default by any Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by any Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by any Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a payment or prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the termination of this Agreement and the payment of the Loans or Notes, if any, and all other amounts payable hereunder.

         SECTION 6. REPRESENTATIONS AND WARRANTIES

         To induce the Banks to enter into this Agreement, each of the Company and the Parent represents and warrants to the Administrative Agent and each Bank that:

         6.1 Corporate Existence; Compliance with Law. Each Loan Party (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) is duly qualified and in good standing in each jurisdiction wherein, in the opinion of the Company and the Parent, the conduct of its business or the ownership of its properties requires such qualification and (c) is in compliance with all Requirements of Law, except to the extent that the failure to comply with paragraph (a), (b) or (c) of this subsection would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.2 Corporate Power, Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority to make, deliver and perform its obligations under the Loan Documents to which it is or will be a party, and has taken all necessary corporate action to authorize (i) in the case of the Borrowers, the borrowings under this Agreement and any Notes to which it is or will be a party on the terms and conditions hereof and thereof and (ii) the execution, delivery and performance of this Agreement and the Loan Documents to which it is or will be a party. This Agreement has been, and any Note and the other Loan Documents to which it is or will be a party will be, duly executed and delivered on behalf of each relevant Loan Party. This Agreement constitutes, and each of the Notes, if any, and the other Loan Documents when executed and delivered will constitute, a legal, valid and binding obligation of the Loan Party thereto, enforceable against such Loan Party in accordance with its terms, such enforceability subject to limitations under any applicable bankruptcy, insolvency, moratorium or other laws affecting creditors' rights and by general equitable principles (whether applied in a proceeding in equity or at law). No consent of any other party (including stockholders of the Parent) and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority is required to be obtained by any Loan Party in connection with the execution, delivery, performance, validity or enforceability of this Agreement and any Notes.

         6.3 No Legal Bar. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof, will not violate or contravene any material provision of any Requirement of Law or material Contractual Obligation of the Parent, the Company or any of its Subsidiaries and will not result in, or require, the creation or imposition of any material Lien (other than Liens permitted under subsection 9.2) on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

         6.4 No Material Litigation. There is no legal action, administrative proceeding or arbitration (whether or not purportedly on behalf of the Parent or the Company or any of its Subsidiaries) presently pending, or to the knowledge of the Parent or the Company threatened, against or affecting the Parent or the Company or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect, except that the foregoing is subject to the fact that the Parent and the Company cannot predict at this time the results and impact, if any, of (i) those litigations described in Item 3 of the Parent's Annual Report on 10-K referred to in subsection 6.6 to the extent that inability to estimate or determine liability is stated in Item 3 and (ii) the governmental investigation and related matters described in Note 3 to the Consolidated Financial Statements referred to in Item 3.

         6.5 Ownership of Properties. Each of the Parent, the Company and each of its Subsidiaries is the tenant under valid leases or has good title to substantially all its properties and assets, real and personal (except defects in title and other matters that would not reasonably be expected to have a Material Adverse Effect), subject to no Lien except as permitted to exist under subsection 9.2.

         6.6 Financial Condition. The consolidated balance sheet of the Parent and its Subsidiaries as at December 31, 1998 and the related consolidated statements of operations, shareholders' equity and of cash flows (together with the related notes), included or incorporated in the Parent's Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 1998, present fairly in all material respects the financial position of the Parent and its Subsidiaries as at such dates and the results of their operations and their cash flows for the fiscal years then ended. All of such financial statements, including the notes to such financial statements, have been prepared in conformity with GAAP (subject, in the case of interim statements, to normal year-end adjustments and to the fact that such financial statements may be abbreviated and may omit footnotes or contain incomplete footnotes) consistently applied throughout the periods involved except as stated therein.

         6.7 Disclosure of Contingent Liabilities. To the best of the knowledge and belief of the Parent, neither the Parent nor any of its Subsidiaries has any contingent obligation, liability for taxes, long-term leases, unusual forward or other liabilities, which are material in amount in relation to the consolidated financial condition of the Parent and its Subsidiaries taken as a whole and which are not disclosed in the financial statements (including the related notes) described in subsection 6.6 above.

         6.8 ERISA. Each Plan that is intended to qualify under Section 401(a) of the Code satisfies in all material respects the applicable requirements for qualification under that Code Section. No Reportable Event has occurred and is continuing with respect to any such Plan, and neither the Parent nor any of its Subsidiaries has incurred any liability to the PBGC under Section 4062 of ERISA with respect to any such Plan that would reasonably be expected to have a Material Adverse Effect.

         6.9 Certain Federal Regulations. Neither the Company nor any of its Subsidiaries is engaged in or will engage in the business of extending credit for the purposes of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board, and no part of the proceeds of any Loan will be used for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U or X of the Board.

         6.10 No Default. Neither the Parent nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         6.11 Taxes. (a) Each of the Parent and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Parent, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves to the extent required in conformity with GAAP, have been provided on the books of the Parent or its Subsidiaries, as the case may be) except insofar as the failure to make such filings or payments would not reasonably be expected to have a Material Adverse Effect; and (b) no tax Lien (other than a Lien permitted under subsection 9.2(a)) has been filed, and, to the knowledge of the Parent, no claim is being asserted, with respect to any such tax, fee or other charge which would reasonably be expected to have a Material Adverse Effect.

         6.12 Investment Company Act; Other Regulations. None of the Parent, the Company or any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. None of the Parent, the Company or any other Borrower is subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

         6.13 Purpose of Loans. The proceeds of the Loans shall be used by the Borrowers for general corporate purposes (which may include purchases by the Parent of its capital stock).

         6.14 Environmental Matters. To the best of the knowledge of the Parent, the operations of the Parent and its Subsidiaries and all parcels of real estate owned or operated by the Parent or its Subsidiaries are in compliance with all Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

         6.15 Principal Subsidiaries. Set forth on Schedule II are all of the Principal Subsidiaries as of the date hereof.

         6.16 Year 2000. Any reprogramming relating to the year 2000 required to permit the proper functioning, in and following the year 2000, in all material respects, of (i) the computer systems of the Parent and its Subsidiaries and
(ii) any material equipment of the Parent and its Subsidiaries containing embedded microchips and the testing of all such systems and equipment, as so reprogrammed, is expected to be completed by June 30, 1999. The aggregate cost to the Parent and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Parent and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) is not expected to result in a Default or a Material Adverse Effect.

         SECTION 7. CONDITIONS PRECEDENT

         7.1 Conditions to Effectiveness. The parties hereto acknowledge that the effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

               (a) Loan Documents. The Administrative Agent shall have received
         (i) this Agreement, executed and delivered by a duly authorized officer of each of the Loan Parties, with a counterpart for each Bank, (ii) for the account of each Bank so requesting, a Revolving Credit Note and a Bid Loan Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrowers and (iii) an incumbency certificate of each of the Loan Parties which covers such officers.

               (b) Corporate Proceedings. The Administrative Agent shall have received, with a counterpart for each Bank, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each of the Loan Parties authorizing (i) the execution, delivery and performance of the Loan Documents to which it is or will be a party and (ii) the borrowings contemplated hereunder (in the case of each Borrower), certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Administrative Agent.

               (c) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Bank, the following executed legal opinions:

                    (i) the executed legal opinion of counsel to the Company and the Parent who may be the General Counsel of the Company, substantially in the form of Exhibit F-1;

                    (ii) to the extent required pursuant to subsection
               13.15(a)(ii), the executed legal opinion of counsel to any other Borrower, in form and substance reasonably satisfactory to the Administrative Agent; and

                    (iii) the executed legal opinion of Simpson Thacher &
               Bartlett, counsel to the Administrative Agent, substantially in the form of Exhibit F-2.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

         (d) Officer's Certificate. The Administrative Agent shall have received, with a counterpart for each Bank, a certificate respecting accuracy of representations and warranties, the absence of events having a Material Adverse Effect and the absence of Defaults and Events of Default, substantially in the form of Exhibit G hereto, signed by a Responsible Officer on behalf of each of the Company and the Parent.

         (e) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

         (f) Fees. The Administrative Agent shall have received, on behalf of itself, the Banks and the Book Manager, the fees to be received on the Closing Date referred to in subsection 5.2.

         7.2 Conditions to Each Loan. The agreement of each Bank to make any Loan requested to be made by it on any date is subject to the satisfaction of the following conditions precedent:

         (a) Representations and Warranties. Each of the representations and warranties made by each of the Loan Parties in or pursuant to subsections 6.1, 6.2, 6.3, 6.5, 6.9, 6.10, 6.11, 6.12 and 6.13 of this Agreement and in or pursuant to any other Loan Document to which it is or will be a party, shall be true and correct in all material respects on and as of such date as if made on and as of such date, and the representation and warranty made pursuant to subsection 6.6 shall be true and correct in all material respects with respect to the financial statements most recently delivered pursuant to subsection 8.1, mutatis mutandis, as if such financial statements delivered pursuant to subsection 8.1 were the financial statements referred to in subsection 6.6.

         (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

Each borrowing by the Borrowers hereunder shall constitute a representation and warranty by the Loan Parties as of the date of such Loan that the conditions contained in this subsection 7.2 have been satisfied.

         SECTION 8. AFFIRMATIVE COVENANTS

         Each of the Company and the Parent hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to any Bank or the Administrative Agent hereunder, each of the Company and the Parent shall and the Company (except in the case of delivery of financial information, reports and notices) shall cause each of its Principal Subsidiaries to:

         8.1 Financial Statements. Furnish to each Bank:

         (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Parent, a copy of the consolidated balance sheet of the Parent and its Subsidiaries as at the end of such year and the related consolidated statements of operations, shareholders' equity and cash flows for such year (as included or incorporated by reference in the Parent's Annual Report on Form 10-K or successor form filed with the SEC for each such fiscal year), setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Price Waterhouse LLP or other independent certified public accountants of nationally recognized standing not unacceptable to the Majority Banks; and

         (b) as soon as available, but in any event not later than 75 days after the end of each of the first three quarterly periods of each fiscal year of the Parent, the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations for such quarter and the related unaudited consolidated statements of operations and cash flows for the portion of the fiscal year through the end of such quarter (as included in the Parent's Quarterly Report on Form 10-Q or successor form filed with the SEC for each such period), setting forth in each case in comparative form the figures for the corresponding period of the previous year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated financial statements of the Parent and its Subsidiaries.

All such financial statements shall be prepared in conformity with GAAP (subject, in the case of interim statements, to normal year-end adjustments and to the fact that such financial statements may be abbreviated and may omit footnotes or contain incomplete footnotes) applied consistently throughout the periods reflected therein and with prior periods (except as disclosed therein).

         8.2 Certificates; Other Information. Furnish to each Bank:

         (a) concurrently with the delivery of the financial statements referred to in subsection 8.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

         (b) concurrently with the delivery of the financial statements referred to in subsections 8.1(a) and 8.1(b), a certificate of a Responsible Officer of the Parent in his capacity as such officer stating that, (i) to the best of such Officer's knowledge, each of the Borrowers and the Parent during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and in the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, (ii) to the best of such Officer's knowledge, the representation and warranty contained in subsection 6.16 is true and correct as of the date of delivery of such financial statements and certificate and (iii) that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and showing in detail the calculation of compliance with subsections 9.1 and 9.2;

         (c) concurrently with the delivery of the financial statements referred to in subsection 8.1(a), a list of the Principal Subsidiaries as of the corresponding fiscal year end, certified by a Responsible Officer in his capacity as such officer;

         (d) within ten Business Days after the same are sent, copies of all financial statements and reports which the Parent sends to its shareholders generally relating to the business of the Parent and its Subsidiaries, and within ten Business Days after the same are filed, copies of all reports on Forms 10-K, 10-Q, 8-K, 8 and 10, and Schedules 13D, 13E-3, 13E-4, 13-G,
    14D-1 and 14D-9, or successor forms or schedules, and the final prospectus in each effective registration statement (other than registration statements on Form S-8) and each post-effective amendment to such registration statement which the Parent may make to, or file with, the SEC; and

         (e) promptly, subject to reasonable confidentiality requirements agreed to by the Company and such Bank, such additional financial and other information as any Bank may from time to time reasonably request.

         8.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves, to the extent required in conformity with GAAP with respect thereto, have been provided on the books of the Parent or its Subsidiaries, as the case may be, and except to the extent that the failure to so pay, discharge or otherwise satisfy such obligations would not result in a Default or Event of Default under Section 10(e)(i).

         8.4 Conduct of Business and Maintenance of Existence. Preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all corporate rights, privileges and franchises necessary or desirable in the normal conduct of its business, except as otherwise permitted pursuant to subsection 9.3; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         8.5 Insurance. Maintain with financially sound and reputable insurance companies (which may include, without limitation, captive insurers), such insurance coverage as is reasonable for the business activities of the Parent and its Subsidiaries; and furnish to the Administrative Agent, upon written request, such information as the Administrative Agent may reasonably request as to its insurance program.

         8.6 Inspection of Property, Books and Records; Discussions. Permit representatives of any Bank (subject to reasonable safety and confidentiality requirements) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Parent and its Subsidiaries with officers and employees of the Parent and its Subsidiaries and, provided representatives of the Parent are given an opportunity to participate, with its independent certified public accountants.

         8.7 Notices. Promptly give notice to the Administrative Agent and each Bank of:

         (a) the occurrence of any Default or Event of Default;

         (b) any (i) default or event of default under any Contractual Obligation of the Parent or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Parent or any of its Subsidiaries and any Governmental Authority, which in either case, would reasonably be expected to have a Material Adverse Effect;

         (c) any litigation or proceeding affecting the Parent or any of its Subsidiaries in which the then reasonably anticipated exposure of the Parent and its Subsidiaries is $10,000,000 or more and not covered by insurance, or in which injunctive or similar relief is sought which is then reasonably anticipated to have an adverse economic effect on the Parent and its Subsidiaries of $10,000,000 or more;

         (d) the following events, as soon as possible and in any event within 30 days after the Company or the Parent knows or has reason to know thereof:
    (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or the Parent or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan, where in connection with any of the events described in (i) or (ii) above the liability to the Company or a Commonly Controlled Entity would reasonably be expected to be $10,000,000 or more;

         (e) any upgrading, downgrading or cessation in the rating of the long term senior unenhanced, unsecured debt of the Company by the rating agency or agencies whose rating on such debt is then being used to determine the Applicable Margin and the Facility Fee Rate; and

         (f) a development or event which would reasonably be expected to have a Material Adverse Effect.

    Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action each of the Company and the Parent proposes to take with respect thereto.

         8.8 Environmental Laws.

         (a) Comply with all Environmental Laws and obtain and comply with and maintain any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to do so would not be reasonably expected to have a Material Adverse Effect; and

         (b) Defend, indemnify and hold harmless the Administrative Agent and the Banks, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with any Environmental Laws applicable to the real property owned or operated by the Company, the Parent or any of the Company's Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.

         8.9 Year 2000 Compliance. Complete, by June 30, 1999, any reprogramming relating to the year 2000 required to permit the proper functioning, in and following the year 2000, of (i) the computer systems of the Parent and its Subsidiaries and (ii) any material equipment of the Parent and its Subsidiaries containing embedded microchips and the testing of all such systems and equipment, except to the extent that failure to do so would not be reasonably expected to have a Material Adverse Effect.

         SECTION 9. NEGATIVE COVENANTS

         The Parent hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to any Bank or the Administrative Agent hereunder, it shall not, and (except with respect to subsections 9.1 and 9.5(b)) shall not permit any of its Subsidiaries to, directly or indirectly:

         9.1 Financial Condition Covenants.

         (a) Consolidated Debt to EBITDA. Permit on the last day of any fiscal quarter of the Company commencing with June 30, 1999, the ratio of Consolidated Debt as at the end of such fiscal quarter to EBITDA for the period of four consecutive fiscal quarters then ended to be greater than 3.5 to 1.0.

         (b) Interest Coverage. Permit for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter of the Company commencing with June 30, 1999, the ratio of EBIT for such four fiscal quarter period to Consolidated Interest Expense for such four fiscal quarter period to be less than 2.0 to 1.0.

         9.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues (which property, assets or revenues are or would be reflected from time to time on the consolidated financial statements of the Parent and its Subsidiaries in accordance with
GAAP), whether now owned or hereafter acquired, except for:

         (a) Liens for taxes or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Parent or its Subsidiaries, as the case may be, to the extent required in conformity with GAAP;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, vendors', landlords', brokers', bankers' and other like Liens arising in the ordinary course of business relating to obligations which are not overdue for a period of more than 60 days or which are being contested in good faith and Liens arising out of judgments or awards that are either discharged within 60 days after entry or execution of which has been stayed pending the outcome of appeal or review proceedings;

         (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

         (d) pledges, deposits and similar arrangements in connection with or to secure performance of bids, tenders, leases and other deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and contractual rights of other Persons to make set-offs and to require security in connection with letters of credit, currency, commodity and interest rate contracts, surety bonds, leases, banking and brokerage agreements and other transactions in the ordinary course of business;

         (e) leases, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which would not reasonably be expected to have a Material Adverse Effect;

         (f) Liens on the property, assets or revenues of a Person which becomes a Subsidiary after the date hereof, to the extent that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not extended to cover any property, assets or revenues of such Person after the time such Person becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not thereafter increased;

         (g) Liens arising in connection with (i) industrial development, pollution control or other tax exempt financing transactions, provided that such Liens do not at any time encumber any property other than the property financed by such transaction and other property, assets or revenues related to the property so financed on which Liens are customarily granted in connection with such transactions, or (ii) conveyances of any production payment or other obligation to make a production payment (A) which is to be made solely from production from oil, gas or other underground mineral properties dedicated thereto or (B) as to which production payment amount the obligee's sole recourse is to such properties;

         (h) Liens (including, without limitation, Liens incurred in connection with Capitalized Leases, operating leases and sale-leaseback transactions) securing Indebtedness of the Parent and its Subsidiaries incurred to finance the acquisition of fixed or capital assets, and refinancings thereof, provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and other property, assets or revenues related to the property so financed on which Liens are customarily granted in connection with such financings or refinancings, and
    (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the greater of the original purchase price of such property at the time it was acquired and the fair market value of such property as reasonably determined by a Responsible Officer of the Company in good faith thereafter, plus fees and other costs related to the financing or refinancing thereof which have been agreed upon in an arm's length manner;

         (i) Liens incurred in connection with accounts receivable sale transactions entered into by the Parent or its Subsidiaries;

         42 (j) Liens securing Contractual Obligations of any Subsidiary to the Parent, the Company or any Domestic Subsidiary;

         (k) Liens on the property, assets or revenues of any Foreign Subsidiary or any Excluded Subsidiary; and

         (l) Liens (not otherwise permitted hereunder) which secure obligations in an aggregate amount at any time outstanding not exceeding an amount equal to 5% of the amount recorded opposite the caption "Properties and equipment, net" (or the equivalent caption) on the consolidated balance sheet of the Parent and its Subsidiaries most recently delivered to the Administrative Agent pursuant to subsection 8.1.

         9.3 Limitation on Fundamental Changes. Convey, sell, lease, assign, transfer or otherwise dispose of (including by merger, consolidation, sale of stock, liquidation or dissolution) all or substantially all of the property, assets or business of the Parent and its Subsidiaries taken as a whole.

         9.4 Limitation on Asset Transfers to Foreign Subsidiaries. With respect to the Parent or any Domestic Subsidiary, convey, sell, lease, assign, transfer or otherwise dispose of (collectively, a "transfer") any of its property, business or assets (including, without limitation leasehold interests), whether now owned or hereafter acquired, to any Foreign Subsidiary, except such transfers which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         9.5 Limitation on Subordinated Debt. Permit any Subsidiary of the Parent (other than the Company) to create, incur, assume or suffer to exist any subordinated indebtedness other than (a) subordinated indebtedness of a Person which becomes a Subsidiary after the date hereof to the extent such indebtedness existed at the time such Person became a Subsidiary and was not incurred in anticipation thereof and any refinancings of such indebtedness after such time so long as the principal amount thereof is not increased or (b) subordinated indebtedness of such Subsidiary held by the Parent or any other Subsidiary of the Parent.

         SECTION 10. EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

         (a) Any Borrower shall fail to pay any principal of any Loan or Note when due in accordance with the terms thereof or hereof; or any Borrower shall fail to pay any interest on any Loan or Note, or any other amount payable hereunder, within five Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

         (b) Any representation or warranty made, or pursuant to subsection 7.2, deemed made, by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any materia l adverse respect on or as of the date made or deemed made; or

         (c) The Parent or any Subsidiary shall default in the observance or performance of any agreement contained in subsection 9.1, 9.3, 9.4 or 9.5; or

         (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

         (e) The Parent or any of its Subsidiaries (other than the Excluded Subsidiaries) shall (i) default in any payment of principal of or interest on, or any other amount payable with respect to, any (A) Domestic Indebtedness (other than the Notes and Loans) in an aggregate principal amount for all such Domestic Indebtedness of $10,000,000 or more, or (B) Foreign Subsidiary Indebtedness (other than the Notes and Loans) in an aggregate principal amount for all such Foreign Subsidiary Indebtedness of $20,000,000 or more, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement relating to any such Indebtedness in the amounts specified in clause (i) above or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist in any case which continues uncured or unwaived (and, if waived, without any change in the material terms of such Indebtedness) after the expiration of all applicable grace periods, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

         (f) (i) The Parent or any Principal Subsidiary (other than the Excluded Subsidiaries) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Parent or any such Principal Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Parent or any such Principal Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Parent or any such Principal

    Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Parent or any such Principal Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Parent or any such Principal Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (g) (i) Any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or judicial proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of judicial proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Banks is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities which in the aggregate would have a Material Adverse Effect; or

         (h) One or more judgments or decrees shall be entered against the Parent or any of its Subsidiaries in aggregate amounts (not paid or fully covered by insurance) of $10,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

         (i) The Parent shall cease to own directly or indirectly of record and beneficially free and clear of Liens at least 75% of the shares of the issued and outstanding capital stock of the Company;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i), (ii) or (iii) of paragraph (f) above with respect to any of the Borrowers, automatically the Commitments to such Borrower shall immediately terminate and the Loans made to such Borrower hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes of such Borrower shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:
(i) with the consent of the Majority Banks, the Administrative Agent may, or upon the request of the Majority Banks, the

Administrative Agent shall, by notice to the Company declare the Commitments of any or all of the Borrowers to be terminated forthwith, whereupon such Commitments shall immediately terminate; and (ii) with the consent of the Majority Banks, the Administrative Agent may, or upon the request of the Majority Banks, the Administrative Agent shall, by notice of default to the Company and the Parent, declare the Loans hereunder made to any or all of the Borrowers (with accrued interest thereon) and all other amounts owing by such Borrower under this Agreement and the Notes of such Borrower to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

         SECTION 11. THE ADMINISTRATIVE AGENT

         11.1 Appointment. Each Bank hereby irrevocably designates and appoints Chase as the Administrative Agent of such Bank under this Agreement and the other Loan Documents, and each such Bank irrevocably authorizes Chase, as the Administrative Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         11.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         11.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

         11.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company, the Parent or any other Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

         11.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Bank or any Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Banks; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

         11.6 Non-Reliance on Administrative Agent and Other Banks. Each Bank expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         11.7 Indemnification. The Banks agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Parent, the Company and any other Borrower to do so), ratably according to the respective amounts of their Commitments as in effect on the date on which the claim for indemnity by the Administrative Agent is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

         11.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Parent, the Company or any other Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include the Administrative Agent in its individual capacity.

         11.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Banks. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall be approved by the Company, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

         11.10 Others. Neither the Documentation Agent nor the Book Manager shall have any rights or obligations under this Agreement except, if applicable, in their capacity as a Bank hereunder.

         SECTION 12. GUARANTEES

         12.1 Parent Guarantee. The Parent hereby unconditionally and irrevocably guarantees to the Administrative Agent and the Banks the prompt and complete payment and performance by each of the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations owing to the Administrative Agent and the Banks by such Borrowers. This guarantee (the "Parent Guarantee") shall remain in full force and effect until the Obligations of each of the Borrowers are indefeasibly paid in full, notwithstanding that from time to time prior thereto any Borrower may be free from any Obligations. The Parent agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Bank on account of its liability under this Parent Guarantee, it will notify the Administrative Agent and such Bank in writing that such payment is made under this Parent Guarantee for such purpose. No payment or payments made by any Borrower or any other Person or received or collected by the Administrative Agent or any Bank from any Borrower or any other Person by virtue of any action or proceeding or any offset or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations of such Borrower shall be deemed to modify, reduce, release or otherwise affect the liability of the Parent under this Parent Guarantee, which shall remain obligated under this Parent Guarantee, notwithstanding any such payment or payments until the Obligations are paid in full.

         12.2 Company Guarantee. The Company hereby unconditionally and irrevocably guarantees to the Administrative Agent and the Banks, the prompt and complete payment and performance by each of the other Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations owing to the Administrative Agent and the Banks by such Borrowers. This guarantee (the "Company Guarantee") shall remain in full force and effect until the Obligations of each such Borrower are indefeasibly paid in full, notwithstanding that from time to time prior thereto any such Borrower may be free from any Obligations. The Company agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Bank on account of its liability under this Company Guarantee, it will notify the Administrative Agent and such Bank in writing that such payment is made under this Company Guarantee for such purpose. No payment or payments made by any such Borrower or any other Person or received or collected by the Administrative Agent or any Bank from any such Borrower or any other Person by virtue of any action or proceeding or any offset or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations of such Borrowers shall be deemed to modify, reduce, release or otherwise affect the liability of the Company under this Company Guarantee, which shall remain obligated under this Company Guarantee, notwithstanding any such payment or payments until the Obligations of such Borrowers are paid in full.

         12.3 No Subrogation, Contribution, Reimbursement or Indemnity. Notwithstanding anything to the contrary in the Parent Guarantee and the Company Guarantee (together, the "Guarantees", each a "Guarantee"), the Parent and the Company (together, the "Guaranteeing Parties," each a "Guaranteeing Party") hereby irrevocably waives all rights which may have arisen in connection with its Guarantee to be subrogated to any of the rights (whether contractual, under the Bankruptcy Code, including Section 509 thereof, under common law or otherwise) of the Administrative Agent or any Bank against the Company or any other Borrowers (together, the "Guaranteed Parties", each a "Guaranteed Party") for the payment of the Obligations. Each Guaranteeing Party hereby further irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against any Guaranteed Party or Parties or any other Person which may have arisen in connection with its Guarantee. So long as the Obligations remain outstanding, if any amount shall be paid by or on behalf of any Guaranteed Party to the Guaranteeing Party on account of any of the rights waived in this subsection, such amount shall be held by such Guaranteeing Party in trust, segregated from other funds of such Guaranteeing Party, and shall, forthwith upon receipt by such Guaranteeing Party, be turned over to the Administrative Agent in the exact form received by such Guaranteeing Party (duly endorsed by such Guaranteeing Party to the Administrative Agent, if required), to be applied against the Obligations of such Guaranteed Party or Parties, whether matured or unmatured, in such order as the Administrative Agent may determine. The provisions of this subsection as they apply to each of the Guaranteeing Parties shall survive the payment in full of the Obligations of its Guaranteed Party or Parties.

         12.4 Amendments, etc., with respect to the Obligations. Each Guaranteeing Party shall remain obligated under its Guarantee notwithstanding that, without any reservation of rights against such Guaranteeing Party, and without notice to or further assent by such Guaranteeing Party, any demand for payment of any of the Obligations made by the Administrative Agent or any Bank may be rescinded by the Administrative Agent or such Bank, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Bank, and this Agreement, the Notes and the other Loan Documents may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent or the Banks (or the Majority Banks, as the case may be) may deem advisable from time to time in accordance with the provisions of subsection 13.1(a), and any collateral security, guarantee or right of set-off at any time held by the Administrative Agent or any Bank for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Bank shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the obligations of any Guaranteeing Party under its Guarantee or any property subject thereto.

         12.5 Guarantee Absolute and Unconditional. Each Guaranteeing Party waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Bank upon its Guarantee or acceptance of its Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon the Guarantees; and all dealings between the Borrowers and the Parent, on the one hand, and the Administrative Agent and the Banks, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the Guarantees. Each Guaranteeing Party waives diligence, presentment, protest, notice of intent to accelerate, notice of acceleration, demand for payment and notice of default or nonpayment to or upon any Guaranteed Party or such Guaranteeing Party with respect to the Obligations. The Guarantees shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement, any Note, any other Loan Document, any of the Obligations or any collateral security therefor or guarantee or right of set-off with respect thereto at any time or from time to time held by the Administrative Agent or any Bank, (b) any defense, offset or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any of the Guaranteed Parties against the Administrative Agent or any Bank or
(c) any other circumstance whatsoever (with or without notice to or knowledge of any of the Guaranteed Parties or such Guaranteeing Party) which constitutes, or might be construed to constitute, an equitable or legal discharge of any of the Guaranteed Parties for the Obligations of such Guaranteed Party, or of such Guaranteeing Party under its Guarantee, in bankruptcy or in any other instance. When the Administrative Agent is pursuing its rights and remedies hereunder against any Guaranteeing Party, the Administrative Agent or any Bank may, but shall be under no obligation to, pursue such rights and remedies as it may have against its Guaranteed Party or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Bank to pursue such other rights or remedies or to collect any payments from such Guaranteed Party or such other Person or to realize upon any such collateral security or guarantee or to exercise such right of offset or any release of such Guaranteed Party or such other Person or of any such collateral security, guarantee or right of offset, shall not relieve such Guaranteeing Party of any liability under its Guarantee, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Banks against such Guaranteeing Party.

         12.6 Reinstatement. Each Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations of any Guaranteed Party thereunder is rescinded or must otherwise be restored or returned by the Administrative Agent or any Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of such Guaranteed Party or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, such Guaranteed Party or any substantial part of any of its property, or otherwise, all as though such payments had not been made.

         12.7 Payments. Each Guaranteeing Party hereby agrees that the Obligations will be paid to the Administrative Agent for the benefit of the Administrative Agent and the Banks, as the case may be, without set-off or counterclaim in Dollars or Alternative Currency, as appropriate, in immediately available funds at the office of the Administrative Agent, c/o Loan and Agency Services Group (Clearing Account No. 144810547) located at One Chase Manhattan Plaza, 8th Floor, New York, New York 10081.

         SECTION 13. MISCELLANEOUS

         13.1 Amendments and Waivers; Replacement of Banks. (a) Neither this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Majority Banks, the Administrative Agent, the Parent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto and to the Notes, if any, and the other Loan Documents for the purpose of adding any provisions to this Agreement or the Notes, if any, or the other Loan Documents or changing in any manner the rights of the Banks, the Parent or of the Borrowers hereunder or thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or the Notes, if any, or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the maturity of any Loan or Note or any installment thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to any Bank hereunder, or change the amount of any Bank's Commitment, in each case without the consent of the Bank affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Majority Banks, or consent to the assignment or transfer by the Parent or any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, or amend, modify or waive any provision of Section 12, in each case without the written consent of all the Banks, or (iii) amend, modify or waive any provision of
Section 11 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Parent, the Borrowers, the Banks, the Administrative Agent, all future holders of the Notes, if any, and all future obligees under the Loans. In the case of any waiver, the Parent, the Borrowers, the Banks and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans or Notes, if any, and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         (b) Notwithstanding anything to the contrary contained in subsection 13.1(a), so long as no Default or Event of Default has occurred and is continuing the Borrowers and the Parent shall be permitted in their discretion (but, if any Revolving Credit Loans are then outstanding, with the consent of the Majority Banks (which consent shall not be unreasonably withheld)) to amend this Agreement to replace one or more Banks without the consent of any

Bank to be so replaced pursuant to this subsection 13.1(b) (a "Replaced Bank") and to provide for (w) the termination of the Commitments of such Replaced Bank,
(x) the addition to this Agreement of one or more other banking institutions, or an increase in the Commitments of one or more of the other Banks (with the consent of such other Banks), so that the total Commitments after giving effect to such amendment shall be in the same amount as the total Commitments immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or other Bank or Banks, as the case may be, as may be necessary to repay in full the outstanding Loans of such Replaced Bank together with interest thereon and all accrued fees and indemnities with respect thereto immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be necessary to effect the replacement of such Replaced Bank.

         (c) Notwithstanding anything to the contrary contained in paragraph (a) or (b) of this subsection 13.1, if as a result of a change in any Requirement of Law after the date hereof any Borrower or the Parent has become obligated to, or reasonably believes that it will become obligated to pay to any Bank any increased amount pursuant to subsection 5.11, 5.12 or 5.13, and such Bank shall not have waived payment of such increased amounts, then the Borrowers and the Parent may, if no Default or Event of Default has occurred and is continuing and payment of any such increased amounts as have become due has been made or appropriately provided for, upon five Business Days' notice to the Administrative Agent and such Bank, amend this Agreement, without the consent of any Bank or the Administrative Agent, to replace any one or more of the Banks to which such increased amounts have become payable or would become payable and to provide for the matters referred to in clauses (w), (x), (y) and (z) of subsection 13.1(b), and such replaced Bank or Banks shall be deemed to be Replaced Banks for purposes of such clauses.

         13.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made on receipt, addressed as follows in the case of the Company, the Parent and the Administrative Agent, as set forth in paragraph 5 of the Notice of Additional Borrower relating to any Borrower other than the Company, in the case of such other Borrower, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes, if any, or any future obligees under the Loans:

      The Company:           W. R. Grace & Co.-Conn
                             1750 Clint Moore Road
                             Boca Raton, Florida  33487-2707
                             Attention:  Treasurer
                             Telecopy:  (561) 362-1944
                             Telephone: (561) 362-1941

      The Parent:            W. R. Grace & Co.
                             1750 Clint Moore Road
                             Boca Raton, Florida  33487-2707
                             Attention:  Treasurer
                             Telecopy:  (561) 362-1944
                             Telephone: (561) 362-1941

      The Administrative
      Agent:                 The Chase Manhattan Bank
                             270 Park Avenue, 38th Floor
                             New York, New York  10017
                             Attention:  Peter Dedousis
                             Telecopy:  (212) 270-7935
                             Telephone: (212) 270-4062

      With a copy to:        Loan and Agency Services Group
                             One Chase Manhattan Plaza, 8th Floor
                             New York, New York  10081
                             Attention:  Margaret Swales
                             Telecopy:  (212) 552-5662
                             Telephone: (212) 552-7472

      The Book Manager:      Chase Securities Inc.
                             270 Park Avenue, 5th Floor
                             New York, New York  10017
                             Attention:  John Kuhn
                             Telecopy:   (212) 270-1063
                             Telephone:  (212) 270-1656

         13.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         13.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes, if any.

         13.5 Payment of Expenses and Taxes. The Company agrees (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Bank and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, any Notes, the other Loan Documents and any such other documents, including, without limitation, fees and disbursements of counsel to the Administrative Agent and to the several Banks, and (c) to pay, indemnify, and hold each Bank and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other transactional taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any Notes, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Bank and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery and performance by the Loan Parties, and administration and enforcement by the Administrative Agent and the Banks of this Agreement, any Notes and the other Loan Documents and any such other documents (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Company shall have no obligation hereunder to the Administrative Agent or any Bank with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Administrative Agent or any such Bank,
(ii) legal proceedings commenced against the Administrative Agent or any such Bank by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, or (iii) legal proceedings commenced against the Administrative Agent or any such Bank by any other Bank or by any Transferee (as defined in subsection 13.6). The agreements in this subsection shall survive repayment of the Loans or Notes, if any, and all other amounts payable hereunder.

         13.6 Successors and Assigns; Participations; Purchasing Banks.

         (a) This Agreement shall be binding upon and inure to the benefit of the Parent, the Borrowers, the Banks, the Administrative Agent, all future holders of the Notes, if any, all future obligees under the Loans and their respective successors and assigns, except that neither the Parent nor any Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

         (b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitments of such Bank or any other interest of such Bank hereunder and under the other Loan Documents. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note, if any, and the obligee under any such Loan for all purposes under this Agreement and the other Loan Documents, and the Parent, the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents. The Parent and each of the Borrowers agrees that if amounts outstanding under this Agreement and the Loans or the Notes, if any, are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Loan or Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Loan or Note, provided that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Banks the proceeds thereof as provided in subsection 13.7. The Parent and each of the Borrowers also agrees that each Participant shall be entitled to the benefits of subsections 5.11, 5.12, 5.13 and 13.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

         (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Bank or any affiliate thereof and, with the consent of the Company and upon notice to the Administrative Agent, to one or more additional banks or financial institutions ("Purchasing Banks") all or any part of its rights and obligations under this Agreement and the Loans or the Notes, if any, pursuant to a Commitment Transfer Supplement, substantially in the form of Exhibit H, executed by such Purchasing Bank, such transferor Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Company and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, (x) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Bank hereunder with a Commitment as set forth therein, and (y) the transferor Bank thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Loan or the Notes, if any. On or prior to the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, the relevant Borrower, at its own expense, if the Purchasing Bank so requests, shall execute and deliver to the Administrative Agent in exchange for any surrendered Revolving Credit Note and Bid Loan Note a new Revolving Credit Note and Bid Loan Note to the order of such Purchasing Bank in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, if the transferor Bank has retained a Commitment hereunder, new Notes to the order of the transferor Bank in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. Any Notes surrendered by the transferor Bank shall be returned by the Administrative Agent to the Company marked "cancelled".

         (d) The Administrative Agent shall maintain at its address referred to in subsection 13.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Parent, the Borrowers, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Parent, the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Bank and Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Company and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Commitment Transfer Supplement (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Company.

         (f) The Parent and the Borrowers authorizes each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning such Borrower and its affiliates which has been delivered to such Bank by or on behalf of the Parent, the Company or such Borrower pursuant to this Agreement or which has been delivered to such Bank by or on behalf of the Parent, the Company or such Borrower in connection with such Bank's credit evaluation of such Borrower and its affiliates prior to becoming a party to this Agreement.

         (g) If, pursuant to this subsection, any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Administrative Agent, the Parent and the Borrowers) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Parent, the Borrowers or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Administrative Agent, the Parent and the

Company) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Bank, the Administrative Agent, the Parent and the Company) to provide the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Administrative Agent, the Parent and the Company) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         (h) Nothing herein shall prohibit any Bank from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

         13.7 Adjustments; Set-off.

         (a) If any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of its Revolving Credit Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in
Section 10(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Revolving Credit Loans, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loan, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower agrees that each Bank so purchasing a portion of another Bank's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

         (b) In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, without prior notice to the Parent and the Borrowers, any such notice being expressly waived by the Parent and the Borrowers, to the extent permitted by applicable law, upon any amount not being paid when due and payable by any Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank or any branch or agency thereof to or for the credit or the account of the Parent or such Borrower. Each Bank agrees promptly to notify the Parent, the Borrowers and the Administrative Agent after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         13.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Parent, the Company and the Administrative Agent.

         13.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         13.10 Integration. This Agreement represents the agreement of the Parent, each Borrower, the Administrative Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Bank relative to subject matter hereof not expressly set forth or referred to herein, in the other Loan Documents or in any documentation entered into pursuant to subsection 3.1(b).

         13.11 GOVERNING LAW. THIS AGREEMENT (INCLUDING SECTION 12) AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         13.12 Submission to Jurisdiction; Waivers. (a) The Parent, each Borrower, the Administrative Agent and the Banks hereby irrevocably and unconditionally:

                    (i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

                    (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                    (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Parent or such Borrower at its address set forth in subsection 13.2 or, with respect to Borrowers other than the Company, the Notice of Additional Borrower relating to such Borrower or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                    (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                    (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

         (b) Each Borrower other than the Company hereby appoints and empowers the Parent and the Company, 1114 Avenue of the Americas, New York, New York 10036-7794, Attention: Treasurer, as its authorized agent (the "Process Administrative Agent") to receive on behalf of such Borrower service of any and all process and documents in any such legal action or proceeding brought in a New York state or federal court sitting in New York City. It is understood that a copy of such process served on the Process Administrative Agent will be promptly hand delivered or mailed (by registered or certified airmail if available), postage prepaid, to such Borrower at its address set forth in paragraph 5 of such Borrower's Notice of Additional Borrower, but the failure of such Borrower to receive such copy shall not affect in any way the service of such process on the Process Administrative Agent. If the Process Administrative Agent shall refuse or be prevented from acting as agent, notice thereof shall immediately be given by such Borrowers to the Administrative Agent by registered or certified airmail (if available), postage prepaid, and such Borrowers agree promptly to designate another agent in New York City, satisfactory to the Administrative Agent, to serve in place of the Process Administrative Agent and deliver to the Administrative Agent written evidence of such substitute agent's acceptance of such designation.

         13.13 Acknowledgments. The Parent, each Borrower, the Administrative Agent and the Banks hereby acknowledge that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

         (b) neither the Administrative Agent nor any Bank has any fiduciary relationship with or duty to the Parent or such Borrower, as the case may be, arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Banks, on one hand, and the Parent and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) as to any matter relating to any Loan Documents, no joint venture exists among the Banks or among the Parent, the Borrowers and the Banks.

         13.14 WAIVERS OF JURY TRIAL. THE PARENT, THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         13.15 Additional Borrowers. (a) Any Subsidiary of the Company shall have the right to become a "Borrower" hereunder, and to borrow hereunder subject to the terms and conditions hereof applicable to a Borrower and to the following additional conditions:

                    (i) the Company shall deliver a notice in substantially the form of Exhibit I hereto (a "Notice of Additional Borrower") signed by such Subsidiary and countersigned by the Parent and the Company to the Administrative Agent and the Banks stating that such Subsidiary desires to become a "Borrower" under this Agreement and agrees to be bound by the terms hereof. From the time of receipt of such Notice of Additional Borrower by the Administrative Agent and the Banks and subject to the satisfaction of each condition precedent contained in such Notice of Additional Borrower, such Subsidiary shall be a "Borrower" hereunder with all of the rights and obligations of a Borrower hereunder; provided, however, that the Company may revoke a Notice of Additional Borrower with respect to any Subsidiary (other than the Company) upon five Business Days' written notice to the Administrative Agent, so long as such Borrower has no Obligations outstanding. No Notice of Additional Borrower relating to a Subsidiary may be revoked as to amounts owed by such Subsidiary to the Banks under this Agreement or any Notes or when an irrevocable notice pursuant to subsection 2.3, or a notice of acceptance pursuant to subsection 3.1 or 4.2, has been given by such Subsidiary as a Borrower and is effective;

                    (ii) if such Subsidiary is a Foreign Subsidiary, if reasonably requested by the Majority Banks, such Notice of Additional Borrower shall be accompanied by an opinion of counsel for such Subsidiary as specified in paragraph 4(a)(ii) of such Notice of Additional Borrower;

                    (iii) and the other conditions set forth in such Notice of Additional Borrower shall have been satisfied (including the representations and warranties contained therein being true and correct as of the date thereof).

         (b) Promptly, upon receipt of any Notice of Additional Borrower by the Administrative Agent, the Administrative Agent shall notify each Bank thereof, and shall deliver to each Bank copies of each document delivered to the Administrative Agent pursuant to such Notice of Additional Borrower.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                      W. R. GRACE & CO.-CONN.

                                      By:_______________________________________
                                         Title:


                                      W. R. GRACE & CO.

                                      By:_______________________________________
                                         Title:


                                      THE CHASE MANHATTAN BANK, as
                                      Administrative Agent and as
                                      a Bank

                                      By:_______________________________________
                                         Title:


                                      CHASE SECURITIES INC., as Book
                                      Manager

                                      By:_______________________________________
                                         Title:


                                      BANK OF AMERICA NATIONAL TRUST
                                      AND SAVINGS ASSOCIATION,
                                      as Documentation Agent and as a Bank

                                      By:_______________________________________
                                         Title:

                                      FIRST UNION NATIONAL BANK

                                      By:_______________________________________
                                         Title:


                                      ABN AMRO BANK N.V.

                                      By:_______________________________________
                                         Title:


                                      By:_______________________________________
                                         Title:


                                      THE BANK OF NEW YORK

                                      By:_______________________________________
                                         Title:


                                      THE BANK OF NOVA SCOTIA

                                      By:_______________________________________
                                         Title:


                                      CITIBANK, N.A.

                                      By:_______________________________________
                                         Title:

                                      CREDIT SUISSE FIRST BOSTON

                                      By:_______________________________________
                                         Title:

                                      By:_______________________________________
                                         Title:


                                      DRESDNER BANK AG, NEW YORK
                                      AND GRAND CAYMAN BRANCHES

                                      By:_______________________________________
                                         Title:

                                      By:_______________________________________
                                         Title:


                                      MORGAN GUARANTY TRUST
                                      COMPANY OF NEW YORK

                                      By:_______________________________________
                                         Title:


                                      HSBC BANK USA

                                      By:_______________________________________
                                         Title:

                                      THE NORTHERN TRUST COMPANY

                                      By:_______________________________________
                                         Title:


                                      WACHOVIA BANK, N.A.

                                      By:_______________________________________
                                         Title:

                                                                      SCHEDULE I
                                                                      ----------


                                   Commitments
                                   -----------

BANK                                                               COMMITMENT
----                                                               ----------

The Chase Manhattan Bank                                           $ 24,500,000

Bank of America National Trust and Savings Association             $ 24,500,000

Credit Suisse First Boston                                         $ 24,000,000

First Union National Bank                                          $ 24,000,000

ABN AMRO Bank                                                      $ 19,000,000

The Bank of New York                                               $ 19,000,000

The Bank of Nova Scotia                                            $ 19,000,000

Citibank, N.A.                                                     $ 19,000,000

Dresdner Bank AG, New York and Grand Cayman Branches               $ 19,000,000

HSBC Bank USA                                                      $ 14,500,000

Morgan Guaranty Trust Company of New York                          $ 14,500,000

Northern Trust Company (Chicago)                                   $ 14,500,000

Wachovia Bank (Atlanta)                                            $ 14,500,000
                                                                   ------------

TOTAL                                                              $250,000,000
                                                                   ============

Lending Offices; Address For Notices
------------------------------------

THE CHASE MANHATTAN BANK
------------------------

     Domestic Lending Office:

                                           The Chase Manhattan Bank
                                           270 Park Avenue, 38th Floor
                                           New York, New York  10017

     Eurodollar Lending Office:

                                           The Chase Manhattan Bank
                                           270 Park Avenue, 38th Floor
                                           New York, New York  10017

     Address for Notices

          (Administrative Agent):          The Chase Manhattan Bank
                                           270 Park Avenue, 38th Floor
                                           New York, New York  10017
                                           Attention:  Peter Dedousis
                                           Telephone:  (212) 270-4062
                                           Telecopy:   (212) 270-7935
     With a copy to:

                                           Loan and Agency Services Group
                                           One Chase Manhattan Plaza, 8th Floor
                                           New York, New York  10081
                                           Attention: Margaret Swales
                                           Telecopy:  (212) 622-0122
                                           Telephone: (212) 622-8433

     Address for Bid Loan Notices:

                                           The Chase Manhattan Bank
                                           270 Park Avenue, 8th Floor
                                           New York, New York  10017
                                           Attention:  Albert Reynolds
                                           Telephone:  (212) 834-4435
                                           Telecopy:   (212) 834-6160

     With a copy to:

                                           Loan and Agency Services Group
                                           One Chase Manhattan Plaza, 8th Floor
                                           New York, New York  10081
                                           Attention:  Margaret Swales
                                           Telecopy:  (212) 622-0122
                                           Telephone: (212) 622-8433

                                                                     SCHEDULE II
                                                                     -----------

                             PRINCIPAL SUBSIDIARIES


W.R. Grace & Co.-Conn.

Grace International Holdings, Inc.

EAP Akustic Gmbh

Grace GmbH

                                                                       EXHIBIT A

                          FORM OF REVOLVING CREDIT NOTE

                                 PROMISSORY NOTE
                                 ---------------


$______________                                               New York, New York
                                                                   ____, _______

         FOR VALUE RECEIVED, the undersigned, , a corporation (the "Borrower"), hereby unconditionally promises to pay on the Termination Date to the order of (the "Bank") at the office of The Chase Manhattan Bank, c/o Loan and Agency Services Group (Clearing Account No. 144810547) located at One Chase Manhattan Plaza, New York, New York 10081, in lawful money of the United States of America and in immediately available funds, the principal amount of (a) _______________ DOLLARS ($_____), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Borrower pursuant to subsection
2.1 of the Credit Agreement (as defined below). The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rates and on the dates specified in subsection 5.1 of the Credit Agreement.

         The holder of this Note is authorized to endorse on the schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof (the "Grid") the date, Type and amount of each Revolving Credit Loan made pursuant to subsection 2.1 of the Credit Agreement, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Revolving Credit Loan.

         This Note is one of the Revolving Credit Notes referred to in the 364-Day Credit Agreement dated as of May 5, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, W. R. Grace & Co.- Conn., a Connecticut corporation ("Grace-Conn."), W. R. Grace & Co. (formerly named Grace Specialty Chemicals, Inc.), a Delaware corporation, any [other] subsidiary of [Grace-Conn.][the Borrower] which has previously delivered a Notice of Additional Borrower, the Bank, the other banks parties thereto, Bank of America National Trust and Savings Association, as Documentation Agent, The Chase Manhattan Bank, as Administrative Agent, and Chase Securities Inc., as Book Manager, and is entitled to the benefits thereof and is subject to optional and mandatory prepayment as set forth therein.

         Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and, except as otherwise provided in the Credit Agreement, all other notices of any kind.

         Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                                                  [NAME OF BORROWER]

                                                  By __________________________
                                                  Name:
                                                  Title:

                                                                   Schedule 1 to
                                                           Revolving Credit Note
                                                           ---------------------


                  LOANS, CONVERSIONS AND PAYMENTS OF ABR LOANS
                  --------------------------------------------


========================================================================================================
                                                                         AMOUNT OF
                                                  AMOUNT OF ABR         EURODOLLAR
                                  AMOUNT OF      LOANS CONVERTED          LOANS
               AMOUNT OF          PRINCIPAL      INTO EURODOLLAR        CONVERTED INTO        NOTATION
   DATE          LOANS             REPAID           LOANS                ABR LOANS             MADE BY
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

========================================================================================================

                                                                   Schedule 2 to
                                                           Revolving Credit Note
                                                           ---------------------

               LOANS, CONVERSIONS AND PAYMENTS OF EURODOLLAR LOANS
               ---------------------------------------------------


========================================================================================================
                                                AMOUNT OF
                                               EURODOLLAR        AMOUNT OF ABR
                                  AMOUNT OF      LOANS          LOANS CONVERTED
               AMOUNT OF          PRINCIPAL    CONVERTED INTO   INTO EURODOLLAR               NOTATION
   DATE          LOANS             REPAID       ABR LOANS          LOANS                       MADE BY
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

========================================================================================================


                                                                       EXHIBIT B
                                                                       ---------

                              FORM OF BID LOAN NOTE

                                 PROMISSORY NOTE
                                 ---------------

$______________
                                                              New York, New York

                                                              _________, _______


         FOR VALUE RECEIVED, the undersigned,__________________________, a _______ corporation (the "Borrower"), hereby unconditionally promises to pay to the order of __________________(the "Bank") at the office of The Chase Manhattan Bank, c/o Loan and Agency Services Group (Clearing Account No. 144810547) located at One Chase Manhattan Plaza, New York, New York 10081, in lawful money of the United States of America and in immediately available funds, the principal amount of (a) _______________ DOLLARS ($ ), or, if less, (b) the aggregate unpaid principal amount of each Bid Loan which is made by the Bank to the Borrower pursuant to Section 4 of the Credit Agreement (as defined below). The principal amount of each Bid Loan evidenced hereby shall be payable on the maturity date therefor set forth on the schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof (the "Grid"). The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount of each Bid Loan evidenced hereby, at the rate per annum set forth in respect of such Bid Loan on the Grid, calculated on the basis of a year of 360 days and actual days elapsed from the date of such Bid Loan until the due date thereof (whether at the stated maturity, by acceleration or otherwise) and thereafter at the rates determined in accordance with subsection 4.4 of the Credit Agreement. Interest on each Bid Loan evidenced hereby shall be payable on the date or dates set forth in respect of such Bid Loan on the Grid. Bid Loans evidenced by this Note may not be prepaid without the consent of the Bank.

         The holder of this Note is authorized to endorse on the Grid the date, amount, interest rate, interest payment dates and maturity date in respect of each Bid Loan made pursuant to subsection 4.2 of the Credit Agreement, each payment of principal with respect thereto, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Bid Loan.

         This Note is one of the Bid Loan Notes referred to in the 364-Day Credit Agreement dated as of May 5, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, W. R. Grace & Co.-Conn., a Connecticut corporation ("Grace-Conn."), W. R. Grace & Co. (formerly named Grace Specialty Chemicals, Inc.), a Delaware corporation, any [other] subsidiary of [Grace-Conn.][the Borrower] which has previously delivered a Notice of Additional Borrower, the Bank, the other banks parties thereto, Bank of America National Trust and Savings Association, as Documentation Agent, The Chase Manhattan Bank, as Administrative Agent and Chase Securities Inc., as Book Manager and is entitled to the benefits thereof.

         Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and, except as otherwise provided in the Credit Agreement, all other notices of any kind.

         Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.



                                            [NAME OF BORROWER]

                                            By:________________________________
                                            Name:
                                            Title:

                              SCHEDULE OF BID LOANS
                              ---------------------


================================================================================================
                  Amount                      Interest
  Date of         of           Interest       Payment       Maturity    Payment
  Loan            Loans        Rate           Dates         Date        Date      Authorization
  ----            -----        ----           -----         ----        ----      -------------
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

================================================================================================

                                                                       EXHIBIT C
                                                                       ---------

                          FORM OF BID LOAN CONFIRMATION

________, _________



The Chase Manhattan Bank, as Administrative Agent
270 Park Avenue
New York, New York  10017

Dear Sirs:

         Reference is made to the 364-Day Credit Agreement, dated as of May 5, 1999 (as the same may be amended, supplemented or otherwise modified, the "Credit Agreement"), among the undersigned, W. R. Grace & Co.-Conn., the other Borrowers from time to time parties thereto, W. R. Grace & Co. (formerly named Grace Specialty Chemicals, Inc.), the Banks named therein, Bank of America National Trust and Savings Association, as Documentation Agent, The Chase Manhattan Bank, as Administrative Agent and Chase Securities Inc., as Book Manager. Terms defined in the Credit Agreement are used herein as therein defined.

         In accordance with subsection 4.2 of the Credit Agreement, the undersigned accepts the offers by Bid Loan Bank(s) to make Bid Loans to the undersigned on , [Bid Loan Date] under said subsection 4.2 in the (respective) amount(s) set forth on the attached list of Bid Loans offered.

                                                 Very truly yours,

                                                 [NAME OF BORROWER]

                                                 By:__________________________
                                                    Name:
                                                    Title:

[Borrower to attach Bid Loan offer list prepared by Administrative Agent with accepted amount entered by the Borrower to right of each Bid Loan offer.]

509207-0161-02872-994MDPT8-CRA

                                                                       EXHIBIT D
                                                                       ---------

                             FORM OF BID LOAN OFFER

_________, _____

The Chase Manhattan Bank, as Administrative Agent
270 Park Avenue
New York, New York  10017

Dear Sirs:

         Reference is made to the 364-Day Credit Agreement, dated as of May 5, 1999 (as the same may be amended, supplemented or otherwise modified, the "Credit Agreement"), among W. R. Grace & Co.-Conn., W. R. Grace & Co. (formerly named Grace Specialty Chemicals, Inc.), the Banks named therein, Bank of America National Trust and Savings Association, as Documentation Agent, The Chase Manhattan Bank, as Administrative Agent and Chase Securities Inc., as Book Manager. Terms defined in the Credit Agreement are used herein as therein defined.

         In accordance with subsection 4.2 of the Credit Agreement, the undersigned Bank offers to make Bid Loans thereunder in the following amounts with the following maturity dates:

Bid Loan Date: _________, __________

Aggregate Maximum Amount:  $________


Maturity Date 1     :        Maturity Date 2     :       Maturity Date 3     :
---------------  ---         ---------------  ---        ---------------  ---

Maximum Amount $_______      Maximum Amount $______     Maximum Amount $_______

Rate           ___%          Rate ___%                  Rate ___%



                                                  Very truly yours,

                                                  [NAME OF BIDDING BANK]

                                                  By:___________________________
                                                      Name:
                                                      Title:
                                                      Telephone No.:
                                                      Fax No.:

                                                                       EXHIBIT E
                                                                       ---------

                            FORM OF BID LOAN REQUEST

                                                 _____________, _______


The Chase Manhattan Bank, as Administrative Agent
270 Park Avenue
New York, New York  10017

Dear Sirs:

         Reference is made to the 364-Day Credit Agreement, dated as of May 5, 1999 (as the same may be amended, supplemented or otherwise modified, the "Credit Agreement"), among the undersigned, W. R. Grace & Co.-Conn., W. R. Grace & Co. (formerly named Grace Specialty Chemicals, Inc.), the Banks named therein, Bank of America National Trust and Savings Association, as Documentation Agent, The Chase Manhattan Bank, as Administrative Agent and Chase Securities Inc., as Book Manager. Terms defined in the Credit Agreement are used herein as therein defined.

         This is a Bid Loan Request made pursuant to subsection 4.2 of the Credit Agreement requesting quotes for the following Bid Loans(1):

Aggregate Principal Amount       $ ____  $ ____        $ ____

Bid Loan Date                              ____  ____  ____

Interest Period                            ____  ____  ____

Maturity Date                              ____  ____  ____

Interest Payment Dates                     ____  ____  ____



                                                  Very truly yours,

                                                  [NAME OF BIDDING BANK]

                                                  By:___________________________
                                                      Name:
                                                      Title:

--------
1. Pursuant to the Credit Agreement, a Bid Loan Request may be transmitted in writing, by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission. In any case, a Bid Loan Request shall contain the information specified in the second paragraph of this form.

                                                                     EXHIBIT F-1
                                                                     -----------

                   FORM OF OPINION OF COUNSEL TO THE COMPANY,
                                 AND THE PARENT

                                                                     May 5, 1999

To each Bank from time to time
 party to the 364-Day Credit Agreement,
 dated as of May 5, 1999,
 among W. R. Grace & Co.-Conn.,
 W. R. Grace & Co., the other Borrowers
 from time to time party thereto,
 the Banks named therein,
 Bank of America National Trust and Savings Association and
 Bank of America National Trust and Savings Association, as
 Co-Documentation Agents,
 The Chase Manhattan Bank, as Administrative Agent and
 Chase Securities Inc., as Book Manager


Ladies and Gentlemen:

         As General Counsel of W. R. Grace & Co. (formerly named Grace Specialty Chemicals, Inc.), a Delaware corporation (the "Parent"), and W. R. Grace & Co.-Conn., a Connecticut corporation (the "Company"), I have been requested to render my opinion in connection with the 364-Day Credit Agreement dated as of May 5, 1999 (the "Credit Agreement"), among you, the Company, the other Borrowers from time to time party thereto, Bank of America National Trust and Savings Association, as Documentation Agent, The Chase Manhattan Bank, as Administrative Agent, Chase Securities Inc., as Book Manager and the Parent. I am rendering this opinion pursuant to subsection 7.1(c)(i) of the Credit Agreement. All terms used in this opinion that are defined in the Credit Agreement have the respective meanings assigned to them therein.

         I have examined or caused to be examined the Restated Certificate of Incorporation and the By-laws of the Company, each as amended to date, the Certificate of Incorporation and the By-laws of the Parent, each as amended to date, the records of the meetings and other corporate proceedings of the Company and of the Parent, the Credit Agreement, any Notes being delivered to you this day, and such other corporate records, agreements, certificates and documents as I deem necessary for the purposes of the opinion hereinafter expressed. For purposes of this opinion I have assumed that all Notes issued from time to time hereafter will be issued in accordance with the terms of the Credit Agreement.

         Based upon the foregoing, and subject to the qualifications stated below, I am of the following opinion:

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of Connecticut, and has the corporate power and authority under such laws, and is duly qualified and in good standing in each jurisdiction in which, in the opinion of the Company, such qualification is required, to own and operate its properties, to carry on its business and to execute, deliver and perform its obligations under the Credit Agreement and the Notes.

         2. The Parent is a corporation duly organized and validly existing in good standing under the laws of Delaware and has the corporate power and authority under such laws, and is duly qualified and in good standing in each jurisdiction in which, in the opinion of the Parent, such qualification is required, to own and operate its properties, to carry on its business and to execute, deliver and perform its obligations under the Credit Agreement.

         3. The execution, delivery and performance by the Company of the Credit Agreement and any Notes made by the Company, the borrowings by the Company thereunder and the consummation of the other transactions contemplated thereby have been duly and validly authorized by all necessary corporate action of the Company.

         4. The execution, delivery and performance by the Parent of the Credit Agreement and the consummation of the transactions contemplated thereby, including, without limitation, the guaranty by the Parent of the Company's Obligations, have been duly and validly authorized by all necessary corporate action of the Parent.

         5. The Credit Agreement has been duly executed and delivered by duly authorized officers of the Company and the Parent and each of the Notes, if any, of the Company being delivered to you today has been duly executed and delivered by a duly authorized officer of the Company.

         6. The Credit Agreement and any Notes made by the Company constitute, and each other Note executed and delivered to you from time to time by the Company hereafter will constitute, legal, valid and binding obligations of the Company and the Parent, as the case may be, enforceable in accordance with their respective terms.

         7. No consent of any other party (including, without limitation, stockholders of the Company or of the Parent), and no authorization, license, consent or approval from any regulatory, administrative or other governmental or public body or authority, arbitrator or court of the United States or any state or other jurisdiction thereof, is required in connection with the execution, delivery and performance by the Company, and the Parent, as the case may be, or the validity or enforceability, of the Credit Agreement or any Notes.

         8. The execution, delivery and the performance by the Company and the Parent of the Credit Agreement and any Notes made by the Company, as the case may be, will not (A) to the best of my knowledge, violate any law or regulation applicable to the Company or the Parent, (B) conflict with, or result in a breach or violation of, the Restated Certificate of Incorporation or By-Laws, each as amended, of the Company, the Certificate of Incorporation or By-laws, each as amended, of the Parent or, to the best of my knowledge, any material indenture, loan agreement or other agreement or instrument to which the Company or the Parent is a party or under which the Company or the Parent or any of their respective properties are or may be bound, or (C) to the best of my knowledge, violate any order, award, judgment, determination, writ, injunction or decree applicable to the Company or the Parent of any regulatory, administrative or other governmental or public body or authority, arbitrator or court of the United States or any state or other jurisdiction thereof.

         9. To the best of my knowledge, no litigation, proceeding, investigation or inquiry is pending or threatened with respect to the transactions contemplated by the Credit Agreement.

         10. Neither the Parent nor the Company is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         My opinion is subject to the following qualifications:

         (a) My opinion set forth in paragraph 6 above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (b) I express no opinion as to the enforceability of the provisions of the Credit Agreement that purport to establish evidentiary standards or to make determinations conclusive.

         (c) I express no opinion as to the enforceability of the provisions of the Credit Agreement insofar as they relate to post-judgment interest rates.

         (d) I express no opinion as to the enforceability of subsection 3.3 of the Credit Agreement. I note that (i) a New York statute provides that with respect to a foreign currency obligation a New York State court shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (ii) with respect to a foreign currency obligation a federal court of the United States sitting in New York may award judgment in U.S. dollars, provided that I express no opinion as to the rate of exchange that such court would apply.

         (e) I express no opinion as to the validity, binding effect or enforceability of any waiver under the Credit Agreement, or any consent or authorization thereunder, relating to the rights of the Company or the Parent, or duties owing to any of them, existing or arising as a matter of law.

         (f) I express no opinion as to the effect of any provision of the Credit Agreement insofar as it provides that any Person purchasing a participation from a Bank or other Person may exercise set-off or similar rights with respect to such participation or that any Bank or other Person may exercise set-off or similar rights other than in accordance with applicable law.

         (g) I express no opinion as to subsection 13.12 of the Credit Agreement insofar as it relates to the waiver of any objection by the Company and the Parent to the venue of any legal action or proceeding brought in a United States District Court for the Southern District of New York (and note that such matters may be raised by such court).

         (h) I express no opinion as to the effect of any provision of the Credit Agreement which is intended to permit modification thereof only by means of an agreement in writing by the parties thereto.

         (i) I express no opinion as to the effect of any provision of the Credit Agreement imposing penalties or forfeitures.

         (j) I express no opinion as to the enforceability of any provision of the Credit Agreement to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations.

         (k) I express no opinion as to the effect of any provision of the Credit Agreement relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.

         (l) I express no opinion as to any laws other than those of the states of Connecticut, Delaware and New York and the federal laws of the United States.

         (m) As used in paragraph 1 above, the term "good standing" means only those matters evidenced by the issuance of a certificate of existence pursuant to Section 33.615(b) of the Connecticut Business Corporation Act, the absence of any steps taken by the Company toward its dissolution and the filing by the Company of all business and capital tax returns required to be filed, and the payment of all taxes shown as payable on such returns that have become due, as of the date hereof.

         This opinion is limited to the specific issues addressed herein and is limited in all respects to laws and interpretations thereof and other matters existing on the date hereof. I do not undertake to update this opinion for changes in such laws, interpretations or matters. This opinion is furnished solely for your benefit in connection with the transactions contemplated by the Credit Agreement, is not to be relied upon for any other purpose and may not be made available to any other person, firm or entity (other than a Transferee or a prospective Transferee referred to in subsection 13.6(f) of the Credit Agreement) without my express prior written consent, except as may be required by law or in response to any judicial or regulatory requirement, order or decree.


                                              Very truly yours,

                                                                     EXHIBIT F-2
                                                                     -----------

                  FORM OF OPINION OF SIMPSON THACHER & BARTLETT

                                                                     May 5, 1999

To the banks listed on Schedule I hereto

Ladies and Gentlemen:

         We have acted as special New York counsel to The Chase Manhattan Bank, as administrative agent, in connection with the preparation, execution and delivery of the 364-Day Credit Agreement, dated as of May 5, 1999 (the "Credit Agreement"), among W. R. Grace & Co.-Conn., W. R. Grace & Co. (formerly named Grace Specialty Chemicals, Inc.), the banks from time to time party thereto, Bank of America National Trust and Savings Association, as documentation agent, The Chase Manhattan Bank, as administrative agent for said banks and Chase Securities Inc., as book manager.

         This opinion is delivered to you pursuant to Section 7.1(c)(iii) of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement, unless otherwise defined herein.

         We have examined the following documents:

         (1) a copy of the Credit Agreement; and

         (2) a copy of the opinion of the General Counsel of the Company and the Parent, addressed to you and dated the date hereof, in respect of the Credit Agreement.

         In such examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         In rendering the opinion set forth below we have assumed that (2) the Credit Agreement is a valid and legally binding obligation of each of the Banks parties thereto, (3)(a) each of the Loan Parties is validly existing and in good standing under the laws of the jurisdiction in which it is organized and has duly authorized, executed and delivered the Credit Agreement in accordance with its organizational documents, (b) execution, delivery and performance by each Loan Party of the Credit Agreement do not violate the laws of the jurisdiction in which it is organized or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States) and (c) execution, delivery and performance by each Loan Party of the Credit Agreement do not constitute a breach or violation of any agreement or instrument which is binding upon such Loan Party and (4) no Loan Party is an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940.

         To the extent that our opinion expressed below relates to matters not expressly covered hereby that are set forth in the above-mentioned opinion of the General Counsel of the Company and the Parent, we have assumed without independent investigation the correctness of the matters set forth in such opinion, our opinion being subject to the assumptions, qualifications and limitations set forth in such opinion with respect thereto.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we hereby advise you that in our opinion, the Credit Agreement constitutes a valid and legally binding obligation of each of the Company and the Parent, enforceable against each of them in accordance with its terms.

         Our opinion is subject to the following qualifications:

         (a) Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law), and an implied covenant of good faith and fair dealing.

         (b) We express no opinion as to the enforceability of the provisions of the Credit Agreement that purport to establish evidentiary standards or to make determinations conclusive.

         (c) We express no opinion as to the enforceability of the provisions of the Credit Agreement insofar as they relate to post-judgment interest rates.

         (d) We express no opinion as to the enforceability of subsection 3.3 of the Credit Agreement. We note that (i) a New York statute provides that with respect to a foreign currency obligation a New York State court shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (ii) with respect to a foreign currency obligation a U.S. Federal court sitting in New York may award judgment in U.S. dollars, provided that we express no opinion as to the rate of exchange that such court would apply.

         (e) We express no opinion as to the validity, binding effect or enforceability of any waiver under the Credit Agreement, or any consent or authorization thereunder, relating to the rights of the Company or the Parent, or duties owing to any of them, existing or arising as a matter of law.

         (f) We express no opinion as to the effect of any provision of the Credit Agreement insofar as it provides that any Person purchasing a participation from a Bank or other Person may exercise set-off or similar rights with respect to such participation or that any Bank or other Person may exercise set-off or similar rights other than in accordance with applicable law.

         (g) We express no opinion as to subsection 13.12 of the Credit Agreement insofar as it relates to the waiver of any objection by the Company and the Parent, to the venue of any legal action or proceeding brought in a United States District Court for the Southern District of New York (and note that such matters may be raised by such court).

         (h) We express no opinion as to the effect of any provision of the Credit Agreement which is intended to permit modification thereof only by means of an agreement in writing by the parties thereto.

         (i) We express no opinion as to the effect of any provision of the Credit Agreement imposing penalties or forfeitures.

         (j) We express no opinion as to the enforceability of any provision of the Credit Agreement to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations.

         (k) We express no opinion as to the effect of any provision of the Credit Agreement relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.

         In connection with the provisions of the Credit Agreement whereby the Loan Parties submit to the jurisdiction of the United States District Court for the Southern District of New York, we note the limitations of 28 U.S.C. ss. 1332 on Federal court jurisdiction where diversity of citizenship is lacking, and we also note that such submissions cannot supersede such court's discretion in determining whether to transfer an action from one Federal court to another under 28 U.S.C. ss. 1404(a).

         We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

         This opinion is rendered to you in connection with the above-described transactions. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm or corporation without our prior written consent.

                                          Very truly yours,

                                          SIMPSON THACHER & BARTLETT

                                                                       EXHIBIT G
                                                                       ---------

                             W. R. GRACE & CO.-CONN.

                                W. R. GRACE & CO.

                (formerly named Grace Specialty Chemicals, Inc.)

                              OFFICER'S CERTIFICATE


         In accordance with subsection 7.1(d) of that certain 364-Day Credit Agreement, dated as of May 5, 1999 (the "Credit Agreement"), among W. R. Grace & Co.-Conn. (the "Company"), W. R. Grace & Co. (formerly named Grace Specialty Chemicals, Inc.) (the "Parent"), the Banks named therein (the "Banks"), Bank of America National Trust and Savings Association, as Documentation Agent, The Chase Manhattan Bank, as Administrative Agent and Chase Securities Inc., as Book Manager, each of the undersigned Company and the Parent hereby certifies to the Banks that:

         1. Each of the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as if made on and as of such date.

         2. Since December 31, 1998, there has been no development or event which has had or would reasonably be expected to have a Material Adverse Effect.

         3. No Default or Event of Default has occurred and is continuing on the date hereof or shall have occurred and be continuing after giving effect to the Loans to be made on the date hereof.

         Capitalized terms used in this Certificate and not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

         IN WITNESS WHEREOF, each of the undersigned has caused this Certificate to be executed by its officer thereunto duly authorized as of the ___ day of May, 1999.

                                  W. R. GRACE & CO.-CONN.

                                  By:  __________________________
                                            [Name and Title]

                                  W. R. GRACE & CO.

                                  By:  __________________________
                                            [Name and Title]

                                                                       EXHIBIT H
                                                                       ---------

                     FORM OF COMMITMENT TRANSFER SUPPLEMENT

         COMMITMENT TRANSFER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, between the Transferor Bank set forth in Item 2 of
Schedule I hereto (the "Transferor Bank"), each Purchasing Bank set forth in
Item 3 of Schedule I hereto (each, a "Purchasing Bank"), **[THE CHASE MANHATTAN BANK, as administrative agent for the Banks under the Credit Agreement described below (in such capacity, the "Administrative Agent") and the other Banks parties hereto].


                             W I T N E S S E T H :
                             - - - - - - - - - -

         WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with subsection 13.6(c) of the 364-Day Credit Agreement dated as of May 5, 1999 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Credit Agreement"; terms defined therein being used herein as therein defined), among W. R. Grace & Co.-Conn., a Connecticut corporation (the "Company"), W. R. Grace & Co. (formerly named Grace Specialty Chemicals, Inc.), a Delaware corporation (the "Parent"), any subsidiary of the Company which has previously delivered a Notice of Additional Borrower, the Transferor Bank and the other Banks parties thereto, Bank of America National Trust and Savings Association, as Documentation Agent, [The Chase Manhattan Bank, as administrative agent for the Banks under the Credit Agreement (in such capacity, the "Administrative Agent")] [the Administrative Agent] and Chase Securities Inc., as Book Manager;

         WHEREAS, each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) wishes to become a Bank party to the Credit Agreement; and

         WHEREAS, the Transferor Bank is selling and assigning to each Purchasing Bank, rights, obligations and commitments under the Credit Agreement;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Upon receipt by the Administrative Agent of five counterparts of this Commitment Transfer Supplement, to each of which is attached a fully completed Schedule I and Schedule II, and each of which has been executed by the Transferor Bank and each Purchasing Bank (and any other person required by the Credit Agreement to execute this Commitment

--------
**/ A replacement of a Bank pursuant to subsection 13.1(b) of the Credit Agreement requires the consent of the Majority Banks (but not the Replaced Bank, in any case) if any Revolving Credit Loans are then outstanding. All other transfers of Commitments do not require such consent.

Transfer Supplement), the Administrative Agent will transmit to the Company, the Transferor Bank and each Purchasing Bank a Transfer Effective Notice, substantially in the form of Schedule III to this Commitment Transfer Supplement (a "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Commitment Transfer Supplement shall become effective (the "Transfer Effective Date"). From and after the Transfer Effective Date each Purchasing Bank shall be a Bank party to the Credit Agreement for all purposes thereof.

         2. At or before 12:00 Noon, local time of the Transferor Bank, on the Transfer Effective Date, each Purchasing Bank shall pay to the Transferor Bank, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Bank and such Purchasing Bank (the "Purchase Price"), of the portion being purchased by such Purchasing Bank (such Purchasing Bank's "Purchased Percentage") of the outstanding [Revolving Credit] Loans and other amounts owing to the Transferor Bank under the Credit Agreement. Effective upon receipt by the Transferor Bank of the Purchase Price from a Purchasing Bank, the Transferor Bank hereby irrevocably sells, assigns and transfers to such Purchasing Bank, without recourse, representation or warranty, and each Purchasing Bank hereby irrevocably purchases, takes and assumes from the Transferor Bank, such Purchasing Bank's Purchased Percentage of the Commitments and the presently outstanding [Revolving Credit] Loans and other amounts owing to the Transferor Bank under the Credit Agreement together with all instruments, documents and collateral security pertaining thereto.

         3. The Transferor Bank has made arrangements with each Purchasing Bank with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Bank to such Purchasing Bank of any fees heretofore received by the Transferor Bank pursuant to the Credit Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Bank to the Transferor Bank of fees or interest received by such Purchasing Bank pursuant to the Credit Agreement from and after the Transfer Effective Date.

         4. (a) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Bank pursuant to the Credit Agreement and the Notes, if any, shall, instead, be payable to or for the account of the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

         (b) All interest, fees and other amounts that would otherwise accrue for the account of the Transferor Bank from and after the Transfer Effective Date pursuant to the Credit Agreement and the Notes, if any, shall, instead, accrue for the account of, and be payable to, the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Bank, the Transferor Bank and each Purchasing Bank will make appropriate arrangements for payment by the Transferor Bank to such Purchasing Bank of such amount upon receipt thereof from the Borrower.

         5. On or prior to the Transfer Effective Date, the Transferor Bank will deliver to the Administrative Agent its Notes, if any. If requested to do so by any Purchasing Bank pursuant to subsections 2.2(c) and 4.5(c), on or prior to the Transfer Effective Date, the Borrowers will deliver to the Administrative Agent Revolving Credit Notes and Bid Loan Notes for such Purchasing Bank and the Transferor Bank, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their Commitments (as adjusted pursuant to this Commitment Transfer Supplement). As provided in subsection 13.6(c) of the Credit Agreement, each such new Note shall be dated the Closing Date. Promptly after the Transfer Effective Date, the Administrative Agent will send to each of the Transferor Bank and the Purchasing Banks its new Note, if any, and will send to the Borrower the superseded Note, if any, of the Transferor Bank, marked "Cancelled".

         6. Concurrently with the execution and delivery hereof, the Transferor Bank will provide to each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) copies of all documents delivered to such Transferor Bank on the Effective Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

         7. Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

         8. By executing and delivering this Commitment Transfer Supplement, the Transferor Bank and each Purchasing Bank confirm to and agree with each other and the Administrative Agent and the Banks as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Notes or any other Loan Document or other instrument or document furnished pursuant thereto; (ii) the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition or creditworthiness of any Loan Party or the performance or observance by any Loan Party of any of their respective obligations under the Credit Agreement, the Notes or any other Loan Document or other instrument or document furnished pursuant thereto; (iii) each Purchasing Bank confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in subsection 6.6 of the Credit Agreement, the financial statements delivered pursuant to subsection 8.1 of the Credit Agreement, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement;
(iv) each Purchasing Bank will, independently and without reliance upon the Administrative Agent, the Transferor Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) each Purchasing Bank appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 11 of the Credit Agreement; and (vi) each Purchasing Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

         9. Each party hereto represents and warrants to and agrees with the Administrative Agent that it is aware of and will comply with the provision of subsection 13.6(g) of the Credit Agreement.

         10. Schedule II hereto sets forth the revised Commitments of the Transferor Bank and each Purchasing Bank as well as administrative information with respect to each Purchasing Bank.

         11. This Commitment Transfer Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in item 1 of Schedule I hereto.

                                                                      SCHEDULE I
                                                                   TO COMMITMENT
                                                             TRANSFER SUPPLEMENT
                                                             -------------------

                          COMPLETION OF INFORMATION AND
                            SIGNATURES FOR COMMITMENT
                              TRANSFER SUPPLEMENT
                            -------------------------

Re: 364-Day Credit Agreement, dated as of May 5, 1999 (as amended, supplemented or otherwise modified from time to time), among W. R. Grace & Co.-Conn. (the "Company"), W. R. Grace & Co. (formerly named Grace Specialty Chemicals, Inc.), any subsidiary of the Company which has previously delivered a Notice of Additional Borrower, the Transferor Bank and the other Banks parties thereto, Bank of America National Trust and Savings Association, as Documentation Agent, The Chase Manhattan Bank, as Administrative Agent and Chase Securities Inc., as Book Manager.


Item 1    (Date of Commitment Transfer Supplement):

Item 2    (Transferor Bank):

Item 3    (Purchasing Bank):

Item 4    (Signatures of Parties to Commitment Transfer Supplement):


                                                     ___________________,
                                                     as Transferor Bank

                                                     By:________________
                                                          Name:
                                                          Title:

                                                     ___________________,
                                                     as a Purchasing
                                                     Bank

                                                     By:________________
                                                           Name:
                                                           Title:

                                                     CONSENTED TO AND
                                                     ACKNOWLEDGED:

                                                     W. R. GRACE & CO.-CONN.

                                                     By:______________________
                                                          Name:
                                                          Title:


                                                     W. R. GRACE & CO.

                                                     By:______________________
                                                          Name:
                                                          Title:

                                                     *[THE CHASE MANHATTAN BANK,
                                                     as Administrative Agent

                                                     By:______________________
                                                          Name:
                                                          Title:]

                                                     *[MAJORITY BANKS]

                                                     ACCEPTED FOR RECORDATION
                                                       IN REGISTER:

                                                     THE CHASE MANHATTAN BANK,
                                                     as Administrative Agent

                                                     By:______________________
                                                          Name:
                                                          Title:

                                                                     SCHEDULE II
                                                                   TO COMMITMENT
                                                             TRANSFER SUPPLEMENT
                                                             -------------------

                       LIST OF LENDING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITMENT AMOUNTS
                       ----------------------------------


                       Revised Commitment Amounts:
                       ---------------------------

                       Revised Commitment Percentage:
                       ------------------------------

                       New Commitment Amounts:
                       -----------------------

                       New Commitment Percentage:
                       --------------------------


Address for Notices:
--------------------





Address for Bid Loan Notices:
-----------------------------





Eurodollar Lending Office:
--------------------------

_________________

_________________

_________________


Domestic Lending Office:
------------------------

_________________

_________________

_________________

                                                                    SCHEDULE III
                                                                   TO COMMITMENT
                                                             TRANSFER SUPPLEMENT
                                                             -------------------

                       [Form of Transfer Effective Notice]

To:  W. R. Grace & Co.-Conn.
     W. R. Grace & Co.
     [Transferor Bank]
     [each Purchasing Bank]

         The undersigned, as Administrative Agent [delegate of the Administrative Agent performing administrative functions of the Administrative Agent] under the 364-Day Credit Agreement, dated as of May 5, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among W. R. Grace & Co.-Conn., a Connecticut corporation, W. R. Grace & Co. (formerly named Grace Specialty Chemicals, Inc.), a Delaware corporation, any subsidiary of the Company which has previously delivered a Notice of Additional Borrower, the Transferor Bank and the other Banks parties thereto, Bank of America National Trust and Savings Association, as Documentation Agent, The Chase Manhattan Bank, as administrative agent for the Banks under the Credit Agreement (in such capacity, the "Administrative Agent") and Chase Securities Inc., as Book Manager, acknowledges receipt of five executed counterparts of a completed Commitment Transfer Supplement, dated the date and between the parties described in Schedule I hereto. [Note: Attach copy of Schedule I from Commitment Transfer Supplement.] Terms defined in such Commitment Transfer Supplement are used herein as therein defined.

         1. Pursuant to such Commitment Transfer Supplement, you are advised that the Transfer Effective Date will be ______.

         2. Pursuant to such Commitment Transfer Supplement, the Transferor Bank is required to deliver to the Administrative Agent on or before the Transfer Effective Date its [Revolving Credit] Note[s], if any.

         [3. Pursuant to such Commitment Transfer Supplement, the Borrower is [are] required to deliver to the Administrative Agent on or before the Transfer Effective Date the following Note, each dated ______.]

         [Describe each new Note, if any, for Transferor Bank and Purchasing Bank as to principal amount, payee and type of Note.]

         4. Pursuant to such Commitment Transfer Supplement each Purchasing Bank is required to pay its purchase price to the Transferor Bank at or before 12:00 Noon on the Transfer Effective Date in immediately available funds.



                                                       Very truly yours,

                                                       THE CHASE MANHATTAN BANK,
                                                         as Administrative Agent

                                                       By:_____________________
                                                          Name:
                                                          Title:

                                                                       EXHIBIT I
                                                                       ---------

                          NOTICE OF ADDITIONAL BORROWER

                            [Dated _________, _____ ]

         The undersigned, _____________, a __________________ corporation and a subsidiary of the Company (as defined below) (the "Subsidiary"), hereby:

         1. Confirms that this Notice of Additional Borrower is being delivered pursuant to subsection 13.15(a) of that certain 364-Day Credit Agreement, dated as of May 5, 1999 (the "Agreement"; terms defined therein being used herein as therein defined), among W. R. Grace & Co.-Conn., a Connecticut corporation (the "Company"), W. R. Grace & Co. (formerly named Grace Specialty Chemicals, Inc.), a Delaware corporation (the "Parent"), any other subsidiary of the Company which has previously delivered a notice of additional borrower substantially similar to this Notice of Additional Borrower, the several banks from time to time parties thereto (the "Banks"), Bank of America National Trust and Savings Association, as Documentation Agent, The Chase Manhattan Bank, a New York banking corporation, as administrative agent for the Banks thereunder (in such capacity, the "Administrative Agent") and Chase Securities Inc., as Book Manager.

         2. States that it desires to become a "Borrower" under the Agreement and agrees to be bound by each of the terms and provisions of the Agreement as a "Borrower" thereunder and that, subject to the satisfaction of the conditions to the effectiveness set forth in paragraph 4 hereof, upon delivery of this Notice of Additional Borrower to the Administrative Agent such Subsidiary shall be a party to the Agreement.

         3. Represents and warrants as follows as of the date hereof:

               (a) The representations and warranties contained in subsections 6.1, 6.2, 6.3, 6.4, 6.5, 6.9, 6.10, 6.11, 6.12, 6.13 and 6.16 of the
         Agreement, the provisions of said subsections of the Agreement and all terms defined in the Agreement and appearing in said subsections shall by this reference be deemed incorporated in the Notice of Additional Borrower. For purposes of this paragraph (a) reference to the Parent, the Company and the Subsidiaries in said subsections and definitions shall be deemed, mutatis mutandis, to be references to such Subsidiary.

               (b) *There are no Taxes imposed by [insert country where Subsidiary is organized] or any political subdivision thereof or taxing authority therein due or payable either on or by virtue of the execution and delivery by such Subsidiary, the Administrative Agent or the Banks of any Loan Document to which such

------------
*/   To be made by Foreign Subsidiaries.

Subsidiary is a party or on any payment to be made by such Subsidiary pursuant thereto, except for _____________.

               (c) The aggregate value of all of the assets of such Subsidiary, at a fair valuation, exceeds the total liabilities of such Subsidiary (including contingent, subordinated, unmatured and unliquidated liabilities). Such Subsidiary has the ability to pay its debts as they mature and does not have unreasonably small capital with which to conduct its business. For purposes of this paragraph (c), the "fair valuation" of such assets shall be determined on the basis of that amount which may be realized within a reasonable time, in any manner through realization of the value of or dispositions of such assets at the regular market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent business person from an interested buyer who is willing to purchase under ordinary selling conditions.

         4. Agrees that the effectiveness of this Notice of Additional Borrower, such Subsidiary becoming a party to the Agreement and the ability of such Subsidiary to borrow thereunder are subject to the satisfaction of the following conditions precedent:

               (a) The Administrative Agent has received (i) an opinion from counsel to the Company and the Parent, who may be the General Counsel of the Company, substantially in the form of the opinion attached hereto as Exhibit I-1, and (ii) if such Subsidiary is a Foreign Subsidiary, and if reasonably requested by the Majority Banks, an opinion of counsel for such Subsidiary to the effect that neither the Administrative Agent nor any Bank is or will be deemed to be resident, domiciled, carrying on business or subject to taxation in the jurisdiction where Subsidiary is organized by reason only of the execution, performance or enforcement of the Notice, the Agreement or the Notes made by the Subsidiary, and that the performance by the Administrative Agent or any Bank of any action required or permitted under the Agreement or the Notes made by the Subsidiary will not violate any law or regulation of the jurisdiction where Subsidiary is organized.

               (b) The Administrative Agent has received for the account of each Bank who so requests, Notes made by such Subsidiary conforming to the requirements of the Agreement and executed by a duly authorized officer of such Subsidiary.

               (c) The Administrative Agent has received, with an executed counterpart for each Bank, an incumbency certificate of such Subsidiary dated the date hereof, satisfactory in form and substance to the Administrative Agent, executed by the officers of such Subsidiary executing any Loan Document to which such Subsidiary is a party and the Secretary or Assistant Secretary of such Subsidiary.

               (d) The Administrative Agent has received, with a counterpart for each Bank, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of such Subsidiary authorizing (i) the execution, delivery and performance of the Agreement, this Notice of Additional Borrower, any Notes and the other Loan Documents to which it is a party, and (ii) the borrowings contemplated under the Agreement, certified by the Secretary or an Assistant Secretary of such Subsidiary as of the date hereof, which certificate states that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Administrative Agent.

               (e) The Administrative Agent has received, with a counterpart for each Bank, true and complete copies of the certificate of incorporation and by-laws of such Subsidiary, certified as of the date hereof as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Subsidiary.

               (f) The performance by the Administrative Agent or the Banks of the Agreement, this Notice of Additional Borrower, the Notes and the other Loan Documents to which such Subsidiary is a party not cause any Bank to be in violation of any law, rule, regulation, treaty or order.

               (g) All corporate and other proceedings, and all documents, instruments and other legal matters in connection with this Notice of Additional Borrower and such Subsidiary as a Borrower shall be satisfactory in form and substance to the Administrative Agent.

         5. Agrees that all notices, requests and demands to or upon such Subsidiary in connection with the Agreement and the other Loan Documents shall be effective if made in the manner provided in subsection 13.2 of the Agreement to such Subsidiary at the following address or to such other address as may be hereinafter notified by such Subsidiary to the Administrative Agent:


          [Subsidiary]

          ________________________

          ________________________
          Attention:_____________________
          Telecopy:______________________

                                                 [Name of Subsidiary]

                                                  By:___________________________
                                                     Name:
                                                     Title:

         The undersigned hereby confirm and agree to the foregoing Notice of Additional Borrower delivered pursuant to subsection 13.15(a) of the Agreement.



                                             W. R. GRACE & CO.-CONN.

                                             By:______________________________
                                                Name:
                                                Title:



                                             W. R. GRACE & CO.

                                             By:______________________________
                                                Name:
                                                Title:

                                                           EXHIBIT I-1 to Notice
                                                          of Additional Borrower
                                                          ----------------------

                    FORM OF OPINION OF COUNSEL TO THE COMPANY
                                 AND THE PARENT

                                                           ___________,_________



To each Bank from time to time
   party to the 364-Day Credit Agreement
   dated as of May 14, 1998,
   among W. R. Grace & Co.-Conn.,
   W. R. Grace & Co., the other Borrowers
   from time to time party thereto,
   the Banks named therein,
   Bank of America National Trust and Savings Association, as Documentation Agent,
   The Chase Manhattan Bank, as Administrative Agent and
   Chase Securities Inc., as Book Manager

Ladies and Gentlemen:

         As General Counsel of W. R. Grace & Co. (formerly named Grace Specialty Chemicals, Inc.), a Delaware corporation (the "Parent"), and W. R. Grace & Co.-Conn., a Connecticut corporation ("Company"), I have been requested to render my opinion in connection with the Notice of Additional Borrower dated , ("Notice") relating to [NAME OF SUBSIDIARY] ("Subsidiary") delivered pursuant to the 364-Day Credit Agreement dated as of May 5 1999 (as modified by the Notice and as otherwise amended, supplemented or otherwise modified prior to the date hereof, the "Credit Agreement"), among you, the Company, the other Borrowers from time to time party thereto, the Parent, Bank of America National Trust and Savings Association, as Documentation Agent, The Chase Manhattan Bank, as Administrative Agent and Chase Securities Inc., as Book Manager. I am rendering this opinion pursuant to subsection 13.15(a) of the Credit Agreement and subsection 4(a)(i) of the Notice. All terms used in this opinion that are defined in the Credit Agreement have the respective meanings assigned to them therein.

         I have examined or caused to be examined the Restated Certificate of Incorporation and the By-laws of the Company, each as amended to date, the Certificate of Incorporation and the By-laws of the Parent, each as amended to date, the records of the meetings and other corporate proceedings of the Company and of the Parent, the Credit Agreement, the Notice, and such other corporate records, agreements, certificates and documents as I deem necessary for the purposes of the opinion hereinafter expressed. For purposes of this opinion I have assumed that all Notes issued from time to time hereafter will be issued in accordance with the terms of the Credit Agreement.

         Based upon the foregoing, and subject to the qualifications stated below, I am of the following opinion:

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of Connecticut, and has the corporate power and authority under such laws, and is duly qualified and in good standing in each jurisdiction in which, in the opinion of the Company, such qualification is required, to own and operate its properties, to carry on its business and to perform its obligations under the Credit Agreement.

         2. The Parent is a corporation duly organized and validly existing in good standing under the laws of Delaware and has the corporate power and authority under such laws, and is duly qualified and in good standing in each jurisdiction in which, in the opinion of the Parent, such qualification is required, to own and operate its properties, to carry on its business and to perform its obligations under the Credit Agreement.

         3. The performance by the Company of the Credit Agreement and the consummation of the transactions contemplated thereby, including, without limitation, the guaranty by the Company of the Subsidiary's Obligations, have been duly and validly authorized by all necessary corporate action of the Company.

         4. The performance by the Parent of the Credit Agreement and the consummation of the transactions contemplated thereby, including, without limitation, the guaranty by the Parent of the Company's and the Subsidiary's respective Obligations, have been duly and validly authorized by all necessary corporate action of the Parent.

         5. The Credit Agreement constitutes the legal, valid and binding obligation of the Company and the Parent, as the case may be, enforceable in accordance with its terms.

         6. No consent of any other party (including, without limitation, stockholders of the Company or the Parent), and no authorization, license, consent or approval from any regulatory, administrative or other governmental or public body or authority, arbitrator or court of the United States or any state or other jurisdiction thereof, is required in connection with the performance by the Company and the Parent, as the case may be, or the validity or enforceability, of the Credit Agreement or any Notes.

         7. The performance by the Company and the Parent, of the Credit Agreement will not (A) to the best of my knowledge, violate any law or regulation applicable to the Company or the Parent, (B) conflict with, or result in a breach or violation of, the Restated Certificate of Incorporation or By-Laws, each as amended, of the Company, the Certificate of Incorporation or By-laws, each as amended, of the Parent or, to the best of my knowledge, any material indenture, loan agreement or other agreement or instrument to which the Company or the Parent is a party or under which the Company or the Parent or any of their respective properties are or may be bound, or (C) to the best of my knowledge, violate any order, award, judgment, determination, writ, injunction or decree applicable to the Company or the Parent of any regulatory, administrative or other governmental or public body or authority, arbitrator or court of the United States or any state or other jurisdiction thereof.

         8. To the best of my knowledge, no litigation, proceeding, investigation or inquiry is pending or threatened with respect to the transactions contemplated by the Credit Agreement.

         9. Neither the Parent nor the Company is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         My opinion is subject to the following qualifications:

         (a) My opinion set forth in paragraph 5 above is subject to the effects of ankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (b) I express no opinion as to the enforceability of the provisions of the Credit Agreement that purport to establish evidentiary standards or to make determinations conclusive.

         (c) I express no opinion as to the enforceability of the provisions of the Credit Agreement insofar as they relate to post-judgment interest rates.

         (d) I express no opinion as to the enforceability of subsection 3.3 of the Credit Agreement. I note that (i) a New York statute provides that with respect to a foreign currency obligation a New York State court shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (ii) with respect to a foreign currency obligation a federal court of the United States sitting in New York may award judgment in U.S. dollars, provided that I express no opinion as to the rate of exchange that such court would apply.

         (e) I express no opinion as to the validity, binding effect or enforceability of any waiver under the Credit Agreement, or any consent or authorization thereunder, relating to the rights of the Company or the Parent, or duties owing to any of them, existing or arising as a matter of law.

         (f) I express no opinion as to the effect of any provision of the Credit Agreement insofar as it provides that any Person purchasing a participation from a Bank or other Person may exercise set-off or similar rights with respect to such participation or that any Bank or other Person may exercise set-off or similar rights other than in accordance with applicable law.

         (g) I express no opinion as to subsection 13.12 of the Credit Agreement insofar as it relates to the waiver of any objection by the Company and the Parent, to the venue of any legal action or proceeding brought in a United States District Court for the Southern District of New York (and note that such matters may be raised by such court).

         (h) I express no opinion as to the effect of any provision of the Credit Agreement which is intended to permit modification thereof only by means of an agreement in writing by the parties thereto.

         (i) I express no opinion as to the effect of any provision of the Credit Agreement imposing penalties or forfeitures.

         (j) I express no opinion as to the enforceability of any provision of the Credit Agreement to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations.

         (k) I express no opinion as to the effect of any provision of the Credit Agreement relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.

         (l) I express no opinion as to any laws other than those of the states of Connecticut, Delaware and New York and the federal laws of the United States.

         (m) As used in paragraph 1 above, the term "good standing" means only those matters evidenced by the issuance of a certificate of existence pursuant to Section 33.615(b) of the Connecticut Business Corporation Act, the absence of any steps taken by the Company toward dissolution and the filing by the Company of all business and capital tax returns required to be filed, and the payment of all taxes shown as payable on such returns that have become due, as of the date hereof.

         This opinion is limited to the specific issues addressed herein and is limited in all respects to laws and interpretations thereof and other matters existing on the date hereof. I do not undertake to update this opinion for changes in such laws, interpretations or matters. This opinion is furnished solely for your benefit in connection with the transactions contemplated by the Credit Agreement and the Notice, is not to be relied upon for any other purpose and may not be made available to any other person, firm or entity (other than a Transferee or a prospective Transferee referred to in subsection 13.6(f) of the Credit Agreement) without my express prior written consent, except as may be required by law or in response to any judicial or regulatory requirement, order or decree.

                                    Very truly yours,

================================================================================

                            364-DAY CREDIT AGREEMENT

                                   dated as of
                                   May 5, 1999

                                      among

                            W. R. GRACE & CO.-CONN.,
                               W. R. GRACE & CO.,

                             The Banks Party Hereto,

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                             as Documentation Agent,

                            THE CHASE MANHATTAN BANK
                            as Administrative Agent,

                                       and

                             CHASE SECURITIES INC.,
                                 as Book Manager


================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                                                        Page
SECTION 1.  DEFINITIONS..................................................................................1
               1.1  Defined Terms........................................................................1
               1.2  Other Definitional Provisions.......................................................13

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS.............................................................13
               2.1  Commitments.........................................................................13
               2.2  Obligations of Borrowers; Revolving Credit Notes....................................14
               2.3  Procedure for Revolving Credit Borrowing............................................15
               2.4  Extension of Termination Date.......................................................15

SECTION 3.  BILATERAL OPTION LOANS......................................................................17
               3.1  Requests for Offers ................................................................17
               3.2  Reports to Administrative Agent; Determination of Dollar Equivalents................17
               3.3  Judgment Currency...................................................................18
               3.4  Repayments..........................................................................18

SECTION 4.  BID LOANS...................................................................................19
               4.1  The Bid Loans.......................................................................19
               4.2  Procedure for Bid Loans.............................................................19
               4.3  Repayments..........................................................................20
               4.4  Interest on Bid Loans...............................................................20
               4.5  Obligations of Borrowers; Bid Loan Notes............................................21

SECTION 5.  LOAN FACILITY COMMON PROVISIONS.............................................................22
               5.1  Interest Rates and Payment Dates....................................................22
               5.2  Facility Fee, etc...................................................................22
               5.3  Termination or Reduction of Commitments; Change of Control Date.....................23
               5.4  Prepayments.........................................................................24
               5.5  Conversion and Continuation Options.................................................25
               5.6  Minimum Amounts of Eurodollar Tranches..............................................25
               5.7  Computation of Interest and Fees....................................................25
               5.8  Inability to Determine Interest Rate................................................26
               5.9  Pro Rata Treatment and Payments.....................................................26
               5.10  Illegality.........................................................................28
               5.11  Requirements of Law................................................................28
               5.12  Taxes..............................................................................29
               5.13  Indemnity..........................................................................30

SECTION 6.  REPRESENTATIONS AND WARRANTIES..............................................................31
               6.1  Corporate Existence; Compliance with Law............................................31
               6.2  Corporate Power, Authorization; Enforceable Obligations.............................31


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


                                                                                                      Page

               6.3  No Legal Bar........................................................................32
               6.4  No Material Litigation..............................................................32
               6.5  Ownership of Properties.............................................................32
               6.6  Financial Condition ................................................................32
               6.7  Disclosure of Contingent Liabilities................................................32
               6.8  ERISA...............................................................................33
               6.9  Certain Federal Regulations.........................................................33
               6.10  No Default.........................................................................33
               6.11  Taxes..............................................................................33
               6.12  Investment Company Act; Other Regulations..........................................33
               6.13  Purpose of Loans...................................................................33
               6.14  Environmental Matters..............................................................33
               6.15  Principal Subsidiaries.............................................................34
               6.16  Year 2000..........................................................................34

SECTION 7.  CONDITIONS PRECEDENT........................................................................34
               7.1  Conditions to Effectiveness.........................................................34
               7.2  Conditions to Each Loan.............................................................35

SECTION 8.  AFFIRMATIVE COVENANTS.......................................................................36
               8.1  Financial Statements................................................................36
               8.2  Certificates; Other Information.....................................................37
               8.3  Payment of Obligations..............................................................37
               8.4  Conduct of Business and Maintenance of Existence....................................38
               8.5  Insurance...........................................................................38
               8.6  Inspection of Property, Books and Records; Discussions..............................38
               8.7  Notices.............................................................................38
               8.8  Environmental Laws..................................................................39
               8.9  Year 2000 Compliance................................................................39

SECTION 9.  NEGATIVE COVENANTS..........................................................................40
               9.1  Financial Condition Covenants.......................................................40
               9.2  Limitation on Liens ................................................................40
               9.3  Limitation on Fundamental Changes...................................................42
               9.4  Limitation on Asset Transfers to Foreign Subsidiaries...............................42
               9.5  Limitation on Subordinated Debt.....................................................42

SECTION 10.  EVENTS OF DEFAULT..........................................................................42

SECTION 11.  THE ADMINISTRATIVE AGENT...................................................................45
               11.1  Appointment........................................................................45
               11.2  Delegation of Duties...............................................................45
               11.3  Exculpatory Provisions.............................................................45
               11.4  Reliance by Administrative Agent...................................................46
               11.5  Notice of Default..................................................................46
               11.6  Non-Reliance on Administrative Agent and Other Banks...............................46



                                       ii




                                                                                                      Page

               11.7  Indemnification....................................................................47
               11.8  Administrative Agent in Its Individual Capacity....................................47
               11.9  Successor Administrative Agent.....................................................47
               11.10  Others............................................................................48

SECTION 12.  GUARANTEES.................................................................................48
               12.1  Parent Guarantee...................................................................48
               12.2  Company Guarantee..................................................................48
               12.3  No Subrogation, Contribution, Reimbursement or Indemnity...........................49
               12.4  Amendments, etc., with respect to the Obligations..................................49
               12.5  Guarantee Absolute and Unconditional...............................................50
               12.6  Reinstatement......................................................................50
               12.7  Payments...........................................................................51

SECTION 13.  MISCELLANEOUS..............................................................................51
               13.1  Amendments and Waivers; Replacement of Banks.......................................51
               13.2  Notices............................................................................52
               13.3  No Waiver; Cumulative Remedies.....................................................53
               13.4  Survival of Representations and Warranties.........................................53
               13.5  Payment of Expenses and Taxes......................................................53
               13.6  Successors and Assigns; Participations; Purchasing Banks...........................54
               13.7  Adjustments; Set-off...............................................................57
               13.8  Counterparts.......................................................................58
               13.9  Severability.......................................................................58
               13.10  Integration.......................................................................58
               13.11  GOVERNING LAW.....................................................................58
               13.12  Submission to Jurisdiction; Waivers...............................................58
               13.13  Acknowledgments...................................................................59
               13.14  WAIVERS OF JURY TRIAL.............................................................60
               13.15  Additional Borrowers..............................................................60



SCHEDULES

Schedule I          Commitments; Lending Offices and Addresses for Notices
Schedule II         Principal Subsidiaries

EXHIBITS

Exhibit A           Form of Revolving Credit Note
Exhibit B           Form of Bid Loan Note
Exhibit C           Form of Bid Loan Confirmation
Exhibit D           Form of Bid Loan Offer
Exhibit E           Form of Bid Loan Request
Exhibit F-1         Form of Opinion of Counsel to the Company and the Parent
Exhibit F-2         Form of Opinion of Simpson Thacher & Bartlett
Exhibit G           Form of Officer's Certificate
Exhibit H           Form of Commitment Transfer Supplement
Exhibit I           Form of Notice of Additional Borrower

                                       iv